                                                                   EXHIBIT 10.47

                                LEASE AGREEMENT
                                   CONCOURSE

     THIS LEASE AGREEMENT (the "Lease"), made this 31st day of December, 1992, by and between CONCOURSE VI ASSOCIATES ("Landlord"), a Georgia general partnership which has as its address for all purposes hereunder as follows:

          Concourse VI Associates
          c/o The Landmarks Group General Corporation
          Six Concourse Parkway
          Suite 400
          Atlanta, Georgia  30328-5351

and America's Favorite Chicken Company, a corporation of the State of Minnesota ("Tenant"), which has as its address:

          Six Concourse Parkway
          Suite 1700
          Atlanta, Georgia  30328-5351

          [Prior to occupancy of the Premises:]
          Two Concourse Parkway
          Suite 600
          Atlanta, Georgia  30328-5347
          Attention:  Legal Counsel


                                  WITNESSETH:
                                  ----------

     1.   PREMISES AND TERM
          -----------------

          (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

          Floor: 16th, 17th and 18th floors
          Suite: 1700
          Square Feet: 76,614 rentable square feet
          See Special Stipulation #2 and #3
          ---------------------------------

located at the herein called "Building":

          Building: Corporate Center Six
          Address:  Six Concourse Parkway
          Fulton County, Georgia
          Total Building Rentable Area:  697,400

          (b) The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "B", and made a part hereof, and are
                               -----------
located in that portion of the Building shown on Exhibit "A", attached hereto
                                                 -----------
and by this reference incorporated herein. The term of this Lease (the "Term") shall commence, subject to the provisions of Paragraph 4 herein, on the date as determined in Special Stipulation #4, (the "Commencement Date"), and end at
              ----------------------
midnight ten (10) years thereafter, unless sooner terminated as herein provided.  See Special Stipulation #5.  This Lease shall be effective and
                  --------------------------
enforceable upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date.

          (c)  "Lease Year" as used herein shall mean (i) each and every twelve
(12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last twelve (12) month period and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

          (d) The Building and the land upon which said Building is located, more particularly described on Exhibit "E", attached hereto and by this
                               -----------
reference incorporated herein, is herein referred to as the "Property".

          (e) The Premises shall include the appurtenant right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect this Lease.

          (f) In addition to the Premises described in Paragraph 1(a) herein, Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, two thousand seven hundred twenty-one (2721) square feet of basement space in the Building (the "Storage Space"), as more particularly shown on Exhibit "A" attached hereto, upon the same terms and conditions as contained
   -----------
in the Lease, except as follows:

     (i) the monthly rental for the Storage Space shall be Two Thousand Two Hundred Sixty-Seven and 50/100 Dollars ($2,267.50) (based on Ten and No/100 Dollars ($10.00) per square foot per annum, and adjusted on the basis of the exact number of square feet within and a part of the Storage Space). Monthly rental on the Storage Space shall be escalated at the time of any Renewal Term by the same percentage increase or decrease (as applicable) as the Monthly Rental is increased or decreased for such Renewal Term, when comparing the Market Rate established for the Renewal Term in question and the Monthly Rental
          (i) at the beginning of the Term (for the first Renewal Term), and
          (ii) at the beginning of the first Renewal Term (for the second Renewal Term). Tenant may, however, at Tenant's option and in Tenant's sole discretion, elect not to lease the Storage Space for a Renewal Term, after the monthly rental for the Storage Space any such Renewal Term is established under this Paragraph. Tenant shall make such election by giving notice to Landlord within thirty (30) days after the decision on the Market Rate has been made, so that Tenant and Landlord can determine what the monthly rental would be for the Storage Space.

    (ii) Tenant shall not be obligated to pay "Operating Costs" (as that term is herein defined) with respect to the Storage Space, and the monthly rental due from Tenant for such Storage Space shall not be increased throughout the initial Term.

   (iii) Tenant may use the Storage Space only as a storage area and people may not be assigned to work therein on a full time basis.

    (iv)  Landlord shall provide only the following services to the Storage
                                 ----
          Space:


               A)   electricity;

               B)   elevator access; and

               C)   janitor service for common areas.

     (v) The Storage Space shall not be included in determining the number of parking spaces Landlord must provide to Tenant.

    (vi) The Storage Space shall be built out for Tenant's use with a Building standard door and hardware, lighting, concrete floor, electrical receptacles (as currently located within said area) and demising walls. Except for these items, Tenant shall accept such Storage Space on an "as is, where is" basis, and no other work or improvements shall be required from Landlord for such Storage Space. Tenant, however, shall have the right to improve such area with such improvements as are consistent with space which is used for storage but not for general use or habitation by employees. Such improvements shall be subject to Landlord's consent, such consent not to be unreasonably withheld or delayed, and shall generally be subject to the terms and conditions of Paragraph 7 herein.

     2.   RENT
          ----

          (a) Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place Landlord reason-ably designates without demand, deduction or setoff, an annual rental for the first year of the Term as set forth in Special Stipulation #1, due and payable in equal monthly installments
         ----------------------
(the "Monthly Rental") in advance on the first (1st) day of each calendar month during the Term. The Monthly Rental for the first Lease Year is $111,090.30 (the "Initial Monthly Rental").

          (b) If the Term commences or terminates at any time other than the last day of a month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

          (c) The term "Rent", as used herein, shall mean Monthly Rental, "Tenant's Share" of "Operating Costs" (as those terms are defined herein) and any other amounts due of Tenant hereunder.

     3.   REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES
          -----------------------------------------------------------

          (a) Tenant hereby covenants and agrees and shall be obligated to pay to Landlord, in addition to and not in lieu of the other amounts specified herein, Tenant's Share of the "Operating Costs," as hereinafter defined, of repairing, maintaining, and operating the Building and Property. These payments shall be in addition to and not in lieu of any other payments due from Tenant hereunder. The "Initial Operating Costs" shall be $7.40 per rentable square foot per annum. See Special Stipulation #12.
                 ---------------------------

          (b) The term "Operating Costs" shall mean all operating expenses of the Property and Building, computed on an accrual basis and including all reasonable expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; and/or (ii) become obligated to pay during the Term, exclusive of reimbursements, rebates or credits actually received by Landlord including, but not limited to, the following:

     (i) Wages and salaries of all employees engaged in the operation and maintenance of the Property and Building, including, but not limited to, taxes, insurance and benefits relating thereto, and to the extent that any employee of the Building performs services for any other buildings, then only the portion of such party's compensation which is reasonably allocable to services with respect to the Building shall be included hereunder;

    (ii) All supplies and materials used in the operation and maintenance of the Property and Building;

   (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building;

    (iv) Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

     (v) Cost of all insurance relating to the Property and Building including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

     (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Property and Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes), and assessments attributable to the Property and Building or its operation and any reasonable consultants fees incurred with respect to issues or concerns involving the taxes or the Building, the Property, or both;

    (vii) Cost of repairs and general maintenance of the interior and exterior of the Property and Building (including, but not limited to, glass breakage), parking areas, and landscaping;

   (viii) A management fee for general operation and management of the Property and Building, such management fee to be consistent with the management fee paid for the management of other first-class office buildings in the area of the Building;

     (ix) An amortization cost due to any capital expenditures incurred (i) which have the effect of reducing or limiting Operating Costs of the Property and Building, if such reduction or limitation inures to Tenant's benefit (but only to the extent and in the amount that such Operating Costs of the Property and Building are reduced), or (ii) which may be required by governmental authority or by Landlord's insurance carrier (but expressly excluding any such costs incurred in connection with a reconstruction or renovation of the Building following casualty or condemnation;

      (x) all assessments made, charged, levied, assessed or accrued against Landlord by The Concourse Office Park Association, Inc.

Excluded from "Operating Costs" are those items set forth in Special Stipulation
                                                             -------------------
# 12(b).
-------

          (c) The term "Tenant's Share" shall mean the proportion that the Square Feet in the Premises bears to ninety-five percent (95%) of the Total Building Rentable Area, or the average percentage of the Total Building Rentable Area actually leased in the Building for any calendar year, if such average is greater than ninety-five percent (95%) of the Total Building Rentable Area. The average shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). Tenant's Share is used in this Lease to determine the portion of Operating Costs payable by Tenant, on a per square foot per annum basis. Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building had been ninety-five percent (95%) occupied in such calendar year, but Tenant shall not be required to pay more than Tenant's Share of Operating Costs.

          (d) Tenant shall pay, for the first calendar year in which this Lease is in effect, the Initial Operating Costs. Such payments shall be made in equal monthly installments for the months in such calendar year in which this Lease is in effect, at the same time Monthly Rental is due hereunder. If Tenant's Share of the actual Operating Costs for the calendar year (projected for a full calendar year if the Commencement Date occurs in the year that the Building is first ready for occupancy) in which this Lease commences ("Initial Calendar Year") exceeds the Initial Operating Costs paid by Tenant as herein described projected for a full calendar year, Tenant shall pay Tenant's Share of the Initial Calendar Year's increase in the Operating Costs over the Initial Operating Costs, proportionately to the extent this Lease was in effect during the Initial Calendar Year. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after the close of the Initial Calendar Year, give Tenant an unaudited statement of such year's actual Operating Costs and a comparison with the Initial Operating Costs, and if an additional amount is due, Tenant shall pay such Additional Rent to Landlord within thirty (30) days of statement receipt.

          (e) On January 15 of each calendar year after the Initial Calendar Year (or as soon thereafter as practical), Landlord shall provide Tenant with the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay Tenant's Share of projected Operating Costs for operating the Property and Building. Such projected Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such amount during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 15, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after each calendar year during the Term provide Tenant an unaudited statement of such year's actual Operating Costs. If actual Operating Costs are greater than projected Operating Costs, Tenant shall pay Landlord, within thirty
(30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the Actual Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant's Share of the difference between projected Operating Costs and actual Operating Costs within (30) days after final determination of such figure.

          (f) If this Lease commences or terminates at any time other than the first day of a calendar year the amount of additional rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

          (g) Within one hundred twenty (120) days of its receipt of the operating statement, Tenant at its sole cost and expense shall have the right to review in Landlord's offices and during normal business hours Landlord's records of Operating Costs. If within such one hundred twenty (120) day period, Tenant does not give notice stating in detail reasonable objections to such Additional Rent calculations, Tenant shall be deemed to have given approval of such calculations. Failure to pay such Additional Rent, unless under protest within said one hundred twenty (120) day period shall constitute a failure to pay a sum when due hereunder. If any component is disputed, Tenant shall be required to pay all Additional Rent due except for that portion of the Additional Rent which has been disputed in a notice to Landlord, and then only that portion of the particular line item in dispute (and not the entire line item) may be withheld by Tenant.

          (h) Tenant's payments of Operating Costs shall not be deemed payments of base rental under any governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

     4.   DELIVERY OF THE PREMISES
          ------------------------

          See Special Stipulation #4.
          --------------------------

     5.   ACCEPTANCE OF THE PREMISES
          --------------------------

          The taking of possession of Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to "punch-list" items which must be remedied after Tenant's acceptance of the Premises. See Special Stipulation
                                                     -----------------------
#13.
---
     6.   USE
          ---

          Tenant shall use the Premises only for general and executive office purposes generally in accordance with the manner of use by other tenants in the Building. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "D" attached hereto and made a part
                              -----------
hereof, or cause an unreasonable amount of use of any of the services provided in the Building. Tenant shall conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. Also See Special Stipulation #3.
                          -------------------------------

     7.   TENANT'S CARE OF THE PREMISES
          -----------------------------

          (a) Tenant will maintain the Premises and the fixtures and appurtenances therein in a first-class condition, and will neither commit nor suffer waste or injury thereof. Any repair work and alterations permitted by Landlord in the Premises (i) shall be done at Tenant's sole cost and expense;
(ii) shall be done by Landlord's employees or agents or, with Landlord's consent (such consent not to be unreasonably withheld or delayed), by persons requested by Tenant; and (iii) shall first be consented to by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's consent (such consent not to be unreasonably withheld or delayed), by persons requested by Tenant and consented to by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, sub-contractors, employees, licensees or agents.

          (b) Tenant will not, without Landlord's prior consent, make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about Premises and will not do anything to or on the Premises which will increase the rate of insurance on the Building or the Property. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises (excluding the Tenant Improvements for the Premises initially leased under this Lease) by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty and condemnation excepted, unless Landlord has agreed at or prior to the time Tenant requests the right to make such alteration, addition or improvement that such item need not be removed by Tenant at the expiration or early termination of the Term. See
                                                                          ---
Special Stipulations #16(b) and #19.
-----------------------------------

          (c) No later than the last day of the Term, Tenant will remove Tenant's personal property and repair injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or the Building) in as good a condition at the beginning of the Term, reasonable wear and tear, unrepaired casualty and condemnation excepted. All property of Tenant remaining in the Premises after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

          (d) In doing any work on the installation of Tenant's furnishings, fixtures, or equipment in the Premises, (and subject to the terms and conditions of Paragraph 7(a) herein), Tenant will use only contractors or workers consented to by Landlord (such consent not to be unreasonably withheld or delayed) prior to the time such work is commenced, or Tenant's Contractor. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence of liability and personal property insurance coverage in amounts and with insurance carriers reasonably satisfactory to Landlord. Tenant shall promptly bond off or remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workers if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all loss, cost, damage, expense or liabilities including, but not limited to, attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or liens.

          (e) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant, subject to Landlord's security obligations hereunder.

     8.   SERVICES
          --------

          (a) Landlord shall furnish the following services (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

     (i)  Elevator service for passenger and delivery needs.

    (ii) Air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office buildings in the Atlanta area, but consistent with and subject to all Federal and local energy conservation regulations.

   (iii) Public restrooms, including the furnishing of soap, paper towels, and toilet tissue and any other sanitary necessities.

    (iv) Either hot and cold or tempered running water for all restrooms and lavatories.

     (v) Janitorial service, including sanitizing, dusting, cleaning, mopping, vacuuming, and trash removal, each Monday through Friday, and floor waxing and polishing, window washing, smudge removal and venetian blind cleaning as appropriate.

    (vi) The replacement of building standard fluorescent lamps and ballasts as needed.

   (vii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, exterior windows, exterior doors and roof of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building.

  (viii) Grounds care, including the sweeping of walks and parking areas and the maintenance of landscaping in an attractive manner.

    (ix) General management, including supervision, inspections and management functions.

     (x)  Electricity for the Premises, Building and Property.

          See Special Stipulation # 8.
          ---------------------------

          (b) The services provided in Paragraph 8(a) are predicated on and are in anticipation of the use of the Premises as follows:

     (i) Services shall be provided for the Building during normal business hours as described in the Rules.

    (ii) HVAC design is based on sustained outside temperatures being no higher than 95 degrees Fahrenheit and no lower than 14 degrees Fahrenheit with sustained occupancy of the Premises by no more than one person per 150 square feet of floor area and heat generated by electrical lighting and fixtures not to exceed
          3.0 watts per square foot.

   (iii) Electric power usage and consumption for the Premises shall be based on lighting of the Premises during normal business hours on a level suitable for normal office use and power for small desk-top machines and devices using no more than 110 volt, 20 amp circuits (allowable load of 15 amps). Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by consent of Landlord.

    (iv) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load on a per square foot basis [which Building standard is 5.5 watts per usable square foot, with a voltage capacity of 120 volts], for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord in Landlord's reasonable judgment, Landlord may (at Tenant's expense), if reasonably possible, install within the Building one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per square foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment.

          (c) If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant reimbursement for the cost of such added services. Landlord reserves the right to install separate metering devices to determine such excessive periods and/or amounts, at Tenant's sole cost and expense. If there is disagreement as to such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

          (d) Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from the installation, use, malfunction, or interruption of use of any equipment in connection with the furnishing of services referred to herein, including, but not limited to, any interruption in services by any cause beyond the immediate control of the Landlord; provided however, Landlord shall exercise due care in furnishing adequate and uninterrupted services. Without limitation on the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord, unless caused by Landlord's willful misconduct or gross negligence. See Special Stipulation # 14.
            ----------------------------

          (e) There is available in the Building a Fairchild Communications Systems Service (the "Fairchild Service"), upon terms, conditions and fees to be agreed upon by Tenant and the party providing such Fairchild Service. Neither Landlord nor any manager of the Building shall be liable to Tenant for any damages should the furnishing of any or all of such Fairchild Service be disrupted, terminated or diminished in any manner, nor shall any disruption, diminution, or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease, nor shall any disruption, diminution or cessation constitute constructive eviction or entitle Tenant to an abatement of Rent. Tenant holds Landlord and any such manager harmless from any claims Tenant may have arising out of or connected with such cessation or interruption. If Tenant elects not to use the Fairchild Service, and Tenant has telephone or other such equipment installed at Tenant's own direction, such system shall not (i) cause the Building not to be in compliance with any municipal safety codes or ordinances, including, but not limited to, fire safety codes; (ii) cause damage to the Building; (iii) require an amount of electrical or other services unreasonably in excess of the requirements for customary business-telephone systems; or (iv) impact upon the normal use, function and operation of the Fairchild Service. If Tenant elects not to use or be a part of the Fairchild Service, Tenant shall not use any wiring or other equipment which is a part of the Fairchild Service without the prior, written consent of the provider of such services. If Tenant uses any such wiring or equipment without such consent, Tenant shall be liable for, and shall pay to the provider of such services on demand, (i) the cost of such use; (ii) the cost of repairing or replacing any wiring or equipment damaged or altered by such use; and (iii) any and all other damages caused by such use.

     See Special Stipulation # 19.
     ----------------------------

     9.   DESTRUCTION OR DAMAGE TO PREMISES
          ---------------------------------

          (a) If the Premises or the Building are totally destroyed (or so substantially damaged as to be untenantable in the determination of the Architect of the Building) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

     (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving notice to Tenant within sixty (60) days from the date of such damage or destruction; or

    (ii) Commence the process of restoration of the Premises to a tenantable condition within sixty (60) days from the date of receipt by Landlord of substantially all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of Substantial Completion.

If Landlord fails to complete such restoration within one hundred eighty (180) days of the date of the casualty, this Lease may be terminated as of the date of the casualty upon notice from Tenant to Landlord following the expiration of said one hundred eighty (180) day period. If such notice is not given, this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant by the Architect of the Building or Tenant's Architect, whichever is monitoring such work of Substantial Completion). If such damage or destruction occurs within six (6) months of the expiration of the Term, Tenant may, at its option on notice to Landlord within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage.

          (b) If the Premises are damaged but not rendered wholly untenantable by any event set forth in Paragraph 9(a) above, Rent shall abate in the proportion the Premises have been made untenantable. Landlord shall restore the Premises expeditiously, and upon the date of Substantial Completion Rent shall commence.

See Special Stipulation #29.
---------------------------

     10.  DEFAULT BY TENANT; LANDLORD'S REMEDIES
          --------------------------------------

          (a) The occurrence of any of the following shall constitute an Event of Default hereunder by Tenant:

       (i) The Rent or any other sum of money due of Tenant hereunder is not paid within ten (10) days of the date when due;

      (ii)     The Premises are abandoned or vacated;

     (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if receiver is appointed for any of Tenant's assets;

      (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within fifteen (15) days after Tenant has notice of the filing of such lien;

       (v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant (other than the failure to pay when due any Rent or any other sum of money becoming due Landlord hereunder, which under all circumstances is governed by and subject to Paragraph 10(a)(i) herein), and persists in such failure after ten (10) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than ten (10) days to rectify, unless Tenant commences rectification within the ten (10) day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than ninety (90) days after such notice).

     See Special Stipulations # 26 and 30.
     ------------------------------------

          (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following:

      (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. (S)(S) 44-7-50 et seq. and expel
                                                               -- ---
               or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

     (ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term (including, but not limited to, increases in Rent pursuant to Paragraph 2(b) and 3(e) herein), discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord's address as provided herein;

               provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

    (iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. (S)(S) 44-7-50 et seq. and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due of Tenant to Landlord hereunder if not for certain concessions granted by Landlord to Tenant. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

     (iv) As agent of Tenant, do whatever Tenant is obligated to do under this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

          (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity.

          (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

     11.  ASSIGNMENT AND SUBLETTING
          -------------------------

          (a) Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior consent of Landlord, such consent not to be unreasonably withheld or delayed. Landlord may deny consent to an assignment or sublease if, by way of illustration but not limitation the rate of compensation, including, but not limited to, all rent requested by Tenant for the portion of the Premises to be subleased (but only if such sublease is for more than an increment of thirty percent (30%) of the space then leased by Tenant in the Building) or for the assignment of the Lease would impact upon or impair Landlord's ability to rent space in the Building at the then market rate as offered by Landlord (but only if such sublease is for more than an increment of thirty percent (30%) of the space then leased by Tenant in the Building), or if the financial statements of the proposed assignee or sublessee are unsatisfactory. Additionally, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the Premises leased, used, occupied or utilized. Any such purported lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. If such a sublease is entered into, neither the rental payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space.

          (b) Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior consent of Landlord. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within thirty (30) days from such notice (a) consent to such proposed subletting; (b) deny such consent, giving reasons for denying such consent at the time of the denial; or (c) with respect to an assignment of the Lease (but not a sublease) elect to cancel this Lease, or to reduce the Premises by the area requested to be assigned if the area is less than the entire Premises. If Landlord elects to cancel or to reduce the area of the Premises, Tenant shall have ten (10) days from such notice to notify Landlord of Tenant's acceptance of such cancellation or reduction or Tenant's desire to remain in possession of Premises for the Term. If Tenant fails to so notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, such failure shall be deemed an election to terminate or have the area of Premises reduced, as the case may be, and such termination or reduction shall be effective as of the end of the ten (10) day period provided for in Landlord's notice as hereinabove provided. If Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any gross rent or other charge to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. Any costs payable with respect to such a sublease or assignment shall be paid entirely by Tenant, and shall not be factored into the rate of the sublease or assignment in question for the purposes of determining the portion of excess proceeds payable to Landlord or Tenant.

          (c) The sale or transfer of Tenant's voting stock (if a corporation) or partnership interest (if a partnership) resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior consent of Landlord.

     See Special Stipulation # 13.
     ----------------------------

     12.  CONDEMNATION
          ------------

          If the Premises, or a part of such Premises such that the Premises in the judgment of the Architect for the Building are untenantable, are taken by eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession vests, and Rent paid for any period beyond said date shall be repaid to Tenant. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square feet of Premises taken, determined by the Architect for the Building. In either event, Landlord shall be entitled, and Tenant shall not have any right, to claim any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided, however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for Tenant's moving expenses and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling. Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action, ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Building economically unfeasible. See
                                                                        ---
Special Stipulation # 18.
------------------------

     13.  INSPECTIONS
          -----------

          Landlord, its agents or employees may enter the Premises at reasonable hours with reasonable prior notice, except in the event of emergency, for which no notice shall be required, to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Building; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs (i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises. Such entry shall be accomplished in a manner so as not to unreasonably disrupt or otherwise disturb Tenant's operations or business. Landlord shall, in accordance with this Lease, repair, at no cost or expense to Tenant, any damage to the Premises and Tenant's property therein caused by such entry into the Premises.

     14.  SUBORDINATION
          -------------

          (a) This Lease shall be subject and subordinate to any underlying land leases or first priority deed to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. In confirmation of the subordin-ation set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by the holder of the first priority deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or first priority deed to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or first priority deed to secure debt terminates for any reason or any such first deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee within ten (10) days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

          (b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. The institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of Tenant hereunder.

          (c) If such purchaser requests and accepts such attornment, from and after such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed, except such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; or (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord.

     See Special Stipulation # 10
     ----------------------------

     15.  INDEMNIFICATION AND HOLD HARMLESS
          ---------------------------------

          (a) Tenant hereby indemnifies and holds Landlord harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

          (b) Tenant shall give notice to Landlord of any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

     See Special Stipulation # 14
     ----------------------------

     16.  TENANT'S INSURANCE
          ------------------

          Tenant shall carry (at its sole expense during the Term) (i) fire and extended coverage insurance insuring Tenant's interest in its improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time, (ii) worker's compensation insurance as required by applicable law, and (iii) comprehensive liability coverage for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, the limits of such policy or policies to be in amounts not less than One Million Five Hundred Thousand Dollars ($1,500,000) with respect to injuries to or death of any one person, Three Million Dollars ($3,000,000) with respect to any one casualty or occurrence and Three Hundred Thousand Dollars ($300,000) with respect to property damage. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other, and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancellable except after twenty (20) days' written notice to Landlord. Each policy shall name Landlord, Landlord's Property Manager and any other person designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's Property Manager, or other designated person covering the same loss. At Landlord's request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term.

See Special Stipulation #21.
---------------------------

     17.  REMEDIES CUMULATIVE
          -------------------

          The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law.

     18.  ENTIRE AGREEMENT - NO WAIVER
          ----------------------------

          This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

     19.  HOLDING OVER
          ------------

          If Tenant remains in possession of the Premises after expiration of the Term, or after any termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for said holdover period shall be double the amount of Rent due in the last month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any termination of the Lease by Landlord.

See Special Stipulation # 9.
---------------------------

     20.  HEADINGS
          --------

          The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

     21.  NOTICES
          -------

          (a) Any notice, request or consent by either party to the other hereunder shall be valid only if in writing and shall be deemed to be duly given only if hand-delivered, or sent by certified mail or by a recognized national overnight delivery service which has a receipt of notice as a part of its delivery function. Such notices shall be addressed (i) if to Tenant, at the Premises, with a copy to Samuel N. Frankel, Esq., Frankel, Hardwick, Tanenbaum & Fink, P.C., Suite 400, 359 East Paces Ferry Road, N.E., Atlanta, Georgia 30305, and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed three (3) business days after the mailing thereof.

          (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, Samuel N. Frankel, Esq., Frankel, Hardwick, Tanenbaum & Fink, P.C., Suite 400, 359 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.

     22.  HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES
          ----------------------------------------

          (a) This Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns. The term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property (or of any lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. If the Property and Building are severed as to ownership by sale and/or lease, the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

          (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     23.  ATTORNEY'S FEES
          ---------------

          If any law suit or court action between Landlord and Tenant arises out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

     24.  TIME OF ESSENCE
          ---------------

          TIME IS OF THE ESSENCE OF THIS LEASE.

     25.  NO ESTATE IN LAND
          -----------------

          Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

     26.  SECURITY DEPOSIT
          ----------------

          Tenant has deposited with Landlord $   0      as a security deposit
                                              ---------
for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed. Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to Landlord. The security deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term, if Tenant has fully performed its obligations hereunder. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on hand at all times during the Term of this Lease. If there is a sale or lease of the Building subject to this Lease, Landlord shall transfer the security deposit to the vendee or lessee, and Landlord shall be released from all liability for the return of such security deposit. Tenant shall look solely to the successor Landlord for the return of said security deposit. This provision shall apply to every transfer or assignment made of the security deposit to a successor Landlord. The security deposit shall not be assigned or encumbered by Tenant without the prior consent of Landlord and any such unapproved assignment or encumbrance shall be void.

     27.  COMPLETION OF THE PREMISES
          --------------------------

          Landlord shall monitor completion of the work described in Exhibit "C"
                                                                     -----------
subject to and limited by the terms of said Exhibit "C", and subject to payments
                                            -----------
which may be required of Tenant thereunder. Any work required by Tenant as provided for in said Exhibit "C" shall
                     -----------
be performed within the provisions and according to all standards of said Exhibit "C".
-----------

     28.  PARKING ARRANGEMENTS
          --------------------

          Landlord shall maintain 2.75 unreserved parking spaces per 1000 usable square feet leased by Tenant, for the purpose of accommodating the parking needs of Tenant and Tenant's invitees and employees. Such parking shall be available subject to the limitations and conditions from time to time reasonably imposed by Landlord, but at no additional costs to Tenant. Said parking shall be maintained on the Property or on areas located in the vicinity of the Property and within the Project.

     29.  RULES AND REGULATIONS
          ---------------------

          The Rules set forth on Exhibit "D" are a part of this Lease.  Landlord
                                 -----------
may from time to time amend, modify, delete or add additional, reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules. If there is a breach of any Rules, then after the expiration of the applicable notice and cure periods set forth in Paragraph 10 of this Lease, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules; provided, however, that Landlord shall use reasonable efforts to cause other tenants to comply with such Rules.

     30.  RIGHT TO PARTIALLY RELOCATE
          ---------------------------

          At any time or from time to time during the Term of this Lease or any renewal thereof, Landlord shall have the unrestricted and unconditional right to partially relocate Tenant to any other office space within the Building but only with regard to space leased by a Tenant on a floor, where Tenant leases less than twelve-thousand five hundred (12,500) rentable square feet on such floor; provided, however, that such right shall not exist as to space Tenant leases on either the 15th or the 19th floors of the Building. Any such relocation shall only be onto floors in the mid-rise or high-rise elevator banks of the Building, and shall be into space comparable (in terms of quality of build-out and functionality of lay-out) to the space from which Tenant is being located. Landlord shall deliver notice to Tenant of Landlord's desire to relocate Tenant, together with a proposal for the area to which such Premises shall be relocated. Should Landlord exercise its right to relocate Tenant under this Section 45 then
(i) any and all reasonable expenses including, but not limited to, those incurred by Tenant, of said relocation or of any necessary renovation or alteration, as calculated by Landlord prior to any relocation, shall be paid by Landlord, and (ii) following such relocation, the substituted space shall for all purposes thereinafter constitute the Premises and all terms and conditions of this Lease shall apply with full force and effect to the Premises as so relocated. If Tenant has not relocated its premises within sixty (60) days after the later to occur of (i) when Landlord first notifies Tenant of Landlord's desire to relocate

Tenant or (ii) the relocation space is Substantially Complete, Landlord shall have the right to terminate this Lease as to the space in question by giving notice of such termination to Tenant. Such termination shall be effective upon any date selected by Landlord in the Termination Notice which is at least ten
(10) days after the Termination Notice is given by Landlord to Tenant. Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Lease described or contemplated above.

     31.  LATE PAYMENTS
          -------------

          Any payment due of Tenant hereunder not received by Landlord within five (5) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment. Acceptance by Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due after the expiration of any applicable notice and cure periods set forth in this Lease an event of default hereunder. Also See Special
                                                                ----------------
Stipulations # 2 and 26.
------------------------

     32.  ESTOPPEL CERTIFICATE
          --------------------

          At any time after the date hereof, Tenant shall, within ten (10) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser of the Property, the Building, or both (as designated by Landlord), or any prospective purchaser or transferee of the Building an Estoppel Certificate in recordable form, or in such other form as Landlord may from time to time reasonably require, evidencing whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises;
(d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any);
(e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee.

     33.  SEVERABILITY AND INTERPRETATION
          -------------------------------

          (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforce- ability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (b) If any provisions of this Lease require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, as all parties hereto have participated in the preparation of this Lease.

     34.  MULTIPLE TENANTS
          ----------------

          If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

     35.  FORCE MAJEURE.  See Special Stipulation # 15
          -------------   ----------------------------

     36.  QUIET ENJOYMENT
          ---------------

          So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

     37.  BROKERAGE COMMISSION; INDEMNITY
          -------------------------------

          THE LANDMARKS GROUP SERVICES CORPORATION OF GEORGIA ("SERVICES") HAS ACTED AS AGENT FOR LANDLORD IN THIS TRANSACTION AND ARMADA ASSOCIATES ("ARMADA") HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOTH SERVICES AND ARMADA ARE TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

     38.  EXCULPATION OF LANDLORD
          -----------------------

          Landlord's liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, or shareholder of Landlord nor any of the partners of Landlord shall have any personal liability whatsoever with respect to this Lease.

     39.  ORIGINAL INSTRUMENT
          -------------------

          Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

     40.  GEORGIA LAW
          -----------

          This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

     41.  NO RECORDATION OF LEASE
          -----------------------

          Without the prior consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

     42.  HAZARDOUS WASTES
          ----------------

          Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building, the Premises or the Property, any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or govern-mental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials as a result of a release by, through or under Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere, if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

     See Special Stipulation # 25.
     ----------------------------

     43.  LEASE BINDING UPON DELIVERY
          ---------------------------

          This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

     44.  SPECIAL STIPULATIONS
          --------------------

          The special stipulations attached hereto and made a part hereof, if any, shall control if in conflict with any of the remaining provisions of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                           TENANT:

                                           AMERICA'S FAVORITE CHICKEN COMPANY,
                                           a Minnesota corporation

                                           By:    /s/
                                               -------------------------------
                                               Name:__________________________
                                               Its:___________________________

                                           Attest:____________________________
                                               Name:__________________________
                                               Its:___________________________

                                                      (CORPORATE SEAL)

                       (Federal Identification Number:_________)

*Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

                                 [Signatures continued on next page]

                                 [Signatures continued from previous page]



                              "LANDLORD"

                              CONCOURSE VI ASSOCIATES, a Georgia general partnership

                              By:  Landmark Forty-Two, L.P., as a
                                   general partner of Concourse VI
                                   Associates

                              By:  THE LANDMARKS GROUP PROPERTIES
                                   CORPORATION, as the sole
                                   general partner of Landmark
                                   Forty-Two, L.P.

                              By:    /s/
                                   --------------------------------
                              Its:__________________________________
                              By:    /s/
                                   --------------------------------
                              Its:__________________________________
                                              (CORPORATE SEAL)

                                 TABLE OF CONTENTS
                                 -----------------


Item                                                 Page
----                                                 ----

 1.       Premises and Term.......................      1

 2.       Rent....................................      3

 3.       Reimbursement for Increases in Operating
          Expenses and Taxes......................      3

 4.       Delivery of the Premises................      6

 5.       Acceptance of the Premises..............      6

 6.       Use.....................................      6

 7.       Tenant's Care of the Premises...........      6

 8.       Services................................      7

 9.       Destruction or Damage to Premises.......      9

10.       Default by Tenant; Landlord's Remedies..     10

11.       Assignment and Subletting...............     13

12.       Condemnation............................     14

13.       Inspections.............................     14

14.       Subordination...........................     14

15.       Indemnification and Hold Harmless.......     15

16.       Tenant's Insurance......................     15

17.       Remedies Cumulative.....................     16

18.       Entire Agreement-No Waiver..............     16

19.       Holding Over............................     16

20.       Headings................................     17

21.       Notices.................................     17

22.       Heirs, Successors and Assigns-Parties...     17

23.       Attorney's Fees.........................     18

24.       Time of Essence.........................     18

25.       No Estate in Land.......................     18

26.       Security Deposit........................     18

27.       Completion of the Premises..............     18

28.       Parking Arrangements....................     18

29.       Rules and Regulations...................     18

30.       Right to Partially Relocate.............     19

31.       Late Payments...........................     19

32.       Estoppel Certificate....................     20

33.       Severability and Interpretation.........     20

34.       Multiple Tenants........................     20

35.       Force Majeure...........................     20

36.       Quiet Enjoyment.........................     20

37.       Brokerage Commission; Indemnity.........     20

38.       Exculpation of Landlord.................     21

39.       Original Instrument.....................     21

40.       Georgia Law.............................     21

41.       No Recordation of Lease.................     21

42.       Hazardous Wastes........................     21

43.       Lease Binding Upon Delivery.............     22

44.       Special Stipulations....................     22

          Signature Page..........................     22





Exhibit "A" - Location of Premises Within Building

Exhibit "B" - Space Plan of Premises

Exhibit "C" - Work Letter

Exhibit "D" - Rules and Regulations

Exhibit "E" - Description of the Property

Exhibit "F" - HVAC Specifications

Exhibit "G" - Cleaning Specifications

Exhibit "H" - Refusal Space

                                 DEFINITIONS
                                 -----------

Defined Term                                             Paragraph
------------                                             ---------

Additional Electrical Equipment. . . . . . . . . . . . .8(b)(iv)
Allowance. . . . . . . . . . . . . . . . . . . . . . . .Special
                                                   Stipulation 6
Armada . . . . . . . . . . . . . . . . . . . . . . . . .37
Building . . . . . . . . . . . . . . . . . . . . . . . .1(a)
Commencement Date. . . . . . . . . . . . . . . . . . . .1(b)
Deed to Secure Debt. . . . . . . . . . . . . . . . . . .Special
                                                  Stipulation 10
Fairchild Service. . . . . . . . . . . . . . . . . . . .8(e)
First Refusal Space. . . . . . . . . . . . . . . . . . .Special
                                                  Stipulation 11

Initial Calendar Year. . . . . . . . . . . . . . . . . .3(d)
Initial Monthly Rental . . . . . . . . . . . . . . . . .2(a)
Initial Operating Costs. . . . . . . . . . . . . . . . .3(a)
Landlord . . . . . . . . . . . . . . . . . . . . . . . .Caption
Lease. . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Lease Year . . . . . . . . . . . . . . . . . . . . . . .1(c)
Market Rate. . . . . . . . . . . . . . . . . . . . . . .Special
                                                   Stipulation 5
Monthly Rental . . . . . . . . . . . . . . . . . . . . .2(a)
Mortgagee. . . . . . . . . . . . . . . . . . . . . . . .14(a)
Operating Costs. . . . . . . . . . . . . . . . . . . . .3(b)
Premises . . . . . . . . . . . . . . . . . . . . . . . .1(a)
Property . . . . . . . . . . . . . . . . . . . . . . . .1(d) and
                                                         Exhibit "E"
Rent . . . . . . . . . . . . . . . . . . . . . . . . . .2(c)
Renewal Term . . . . . . . . . . . . . . . . . . . . . .Special
                                                   Stipulation 5
Rules. . . . . . . . . . . . . . . . . . . . . . . . . .6 and
                                                         Exhibit "D"
Services . . . . . . . . . . . . . . . . . . . . . . . .37
Storage Space. . . . . . . . . . . . . . . . . . . . . .1(f)
Tenant . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Tenant's Share . . . . . . . . . . . . . . . . . . . . .3(c)
Term. .  . . . . . . . . . . . . . . . . . . . . . . . .1(b)

                                                            FOR:  CONCOURSE VI
                                                            ------------------



                                LEASE AGREEMENT
                                ---------------

                                   CONCOURSE
                                   ---------

                               ATLANTA, GEORGIA
                               ----------------



LANDLORD:      CONCOURSE VI ASSOCIATES

TENANT:        AMERICA'S FAVORITE CHICKEN COMPANY

BUILDING:      CONCOURSE CORPORATE CENTER VI

SUITE:         1700

SQ. FT.:       76,614 RENTABLE SQUARE FEET

TERM:          TEN (10) YEARS

                    SPECIAL STIPULATIONS ATTACHED TO LEASE
                  AGREEMENT INVOLVING CONCOURSE VI ASSOCIATES
     (AS "LANDLORD") AND AMERICA'S FAVORITE CHICKEN COMPANY (AS "TENANT")
     --------------------------------------------------------------------




     1.  Premises and Rent.  (a)  The Premises shall consist of the following:
         -----------------

                                    Usable             Rentable
                     Floor          Square Feet        Square Feet
                     -----          -----------        -----------
                      16               23,216             25,538
                      17               23,216             25,538
                      18               23,216             25,538

                The Monthly Rental for the Term shall be as follows:

                Per Rentable
                Square Foot                          Annual
Lease Year      Per Annum         Monthly Rental     Base Rental
----------      ------------      --------------     -----------

 1 - 5            $17.40           $111,090.30       $1,333,083.60
 6 - 7            $22.40           $143,012.80       $1,716,153.60
 8 - 9            $25.00           $159,612.50       $1,915,350.00
  10              $26.50           $169,189.25       $2,030,271.00


provided, however, that this provision shall not eliminate or be deemed to eliminate Tenant's obligation to pay any other amounts or charges due of Tenant under this Lease, including, but not limited to, the amounts and charges due of Tenant under Paragraphs 3 and 8(c) of this Lease, and Landlord does not waive the right to collect any such sums.

          (b) The figures set forth above for Monthly Rental and Annual Base Rental have been calculated based on the Premises containing seventy-six thousand six hundred fourteen (76,614) rentable square feet, and such figures shall be adjusted to reflect the actual rentable square feet within the Premises. The rentable square feet within the Premises shall be determined by multiplying (i) the usable area of the Premises, measured and determined in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Manager's Association International (ANSI Z65.1-1980 [approved July 31, 1980]), by (ii) (A) 1.16, for a floor which Tenant leases part, but not all, of; and (B) 1.10, for a floor which Tenant leases in its entirety.

     2.   Late Payments.  Tenant shall be charged, in addition to any amounts
          -------------
charged under Paragraph 31 of the Lease, interest on any amounts not paid within five (5) days after such payment is due hereunder, interest on the amount of such late payment equal to the lesser of (a) the highest rate of interest
                               ------
permitted by applicable law or (b) the prime rate of interest indicated in the

Wall Street Journal from time to time, or, if such index is no longer available,
-------------------
some reasonable substitute therefor.

     3.   Use.  (a) In addition to the uses permitted under Paragraph 6 of the
          ---
Lease, the Premises may be used for training purposes as Tenant may require in connection with the business of or the operation of Tenant's corporate headquarters, which uses shall include sales and marketing suites, classroom uses and such other uses expressly contemplated by the plans submitted and consented to by Landlord under the Work Letter.

          (b) Tenant shall be entitled to keep and maintain a non-cooking snack bar, with vending machines and microwave oven, in the Premises for the use and benefit of Tenant and Tenant's employees, guests and invitees.

     4.   Commencement Date.  The "Commencement Date" shall be August 1, 1993,
          -----------------
notwithstanding that Tenant may occupy the Premises prior to said date, and the Term shall be for ten (10) full years after said Commencement Date. Notwithstanding said Commencement Date, Tenant may occupy floors of the Premises prior to said date, and Rent shall commence on said floor as of the date Tenant occupies all or any portion of that floor. Tenant shall commence paying Monthly Rental and Tenant's Share of Operating Costs on said floors occupied prior to the Commencement Date at the rate payable in the first (1st) Lease Year.

     5.  Renewal of Lease.  (a) Provided this Lease is then in full force and
         ----------------
effect and Tenant is not in default under this Lease beyond any applicable grace or cure periods expressly provided for in this Lease, Landlord hereby grants to Tenant two (2) options to renew this Lease for a period of five (5) years each (a "Renewal Term", or collectively the "Renewal Terms"), at a rental rate equal to ninety percent (90%) of the effective rental rate then being offered by landlords to tenants desiring to lease comparable space of comparable height and view and is the size of or comparable to the Premises, in the other comparable first-class buildings with comparable amenities and facilities in the North-Central/I-285/GA 400 submarket and the Buckhead/Lenox submarket of metropolitan Atlanta, Georgia, as currently described in Dorey's Atlanta Office Guide, taking
                                            ----------------------------
into account any abatements or other concessions then being offered to such comparable tenants, seeking comparable space, but excluding, for the purposes of determining any such Market Rate under this Special Stipulation #5, the value of any tenant improve-ments or tenant improvement allowance in any other such trans-actions (the "Market Rate"). Such rate shall be initially determined by Landlord. If Tenant desires to renew the Lease, Tenant shall notify Landlord at least fourteen (14) months in advance of the expiration of the Term, or the Renewal Term, as the case may be. Landlord shall make an offer to Tenant based upon the above-described terms at least twelve (12) months prior to the end of the Term or the Renewal Term, as the case may be. Tenant shall have thirty (30) days from the date Landlord makes such offer to either accept or reject such offer. If Tenant fails to respond within such thirty (30) day period, then the Lease shall terminate as of the end of the Term as established herein or the Renewal Term, as the case may be. If Tenant accepts such offer, then the Term or the Renewal Term, as the case may be, shall be extended by said five (5) year period, the rent for such period shall be the rent as offered by Landlord and accepted by Tenant pursuant to the terms and conditions of this Paragraph, and the Lease for the Renewal Term in question shall be otherwise on the same terms and conditions as contained in the Lease (except that there shall be no Allowance for such Renewal Term).

          (b) If that Tenant rejects such offer within the thirty (30) day period, Tenant may notify Landlord in writing of its intention to submit the issue of Market Rate to arbitration and of the name of the arbitrator selected by Tenant. If Tenant fails to give such notice of its desire to arbitrate within said thirty (30) day period, then this Lease shall expire as of the end of the Term as established herein or the Renewal Term, as the case may be. Within ten (10) days after receipt of such notice by Landlord from Tenant, Landlord shall notify Tenant of the arbitrator selected by Landlord. Within ten
(10) days after the appointment of Landlord's arbitrator, the arbitrators so appointed shall jointly appoint a third arbitrator. If such arbitrators are unable to select a third arbitrator within ten (10) days after the appointment of Landlord's arbitrator, then Landlord or Tenant, or both, shall immediately by petition to the Presiding Judge of the Superior Court of Fulton County, Georgia, request the appointment of five (5) persons, each of whom shall be qualified to serve as a third arbitrator, and none of whom shall have any interest in or be in any way affiliated with or related to either Landlord or Tenant as a stockholder, officer, employee or agent of Landlord or Tenant or a relative of any stockholder, officer, agent or employee of Landlord or Tenant. From the five (5) persons so appointed, Landlord and Tenant shall, within ten (10) days after such appointment, alternatively strike two names each, Tenant striking one name first. The remaining person shall act as the third arbitrator. If either Landlord or Tenant shall fail or refuse to appoint an arbitrator within the time provided, then the other party shall petition the then Presiding Judge of the Superior Court of Fulton County, Georgia to appoint an arbitrator for such party and any arbitrator so appointed shall be considered as having been appointed by the party so failing or refusing to appoint an arbitrator. If either party shall fail or refuse within the time provided to strike from the list of the five (5) persons appointed by the Presiding Judge of the Superior Court of Fulton County, then the other party shall proceed to select the third arbitrator from said list. Notwith-standing anything to the contrary set forth in this paragraph, each of the arbitrators selected shall be qualified arbitrators and experienced in the type of issues to be arbitrated.

          (c) After a third arbitrator has been appointed in accordance with the foregoing paragraph, the arbitrators shall hold such meetings as either Landlord or Tenant, or both, may reasonably request and at such meetings hear and consider any evidence which either Landlord or Tenant, or both, desire to present. Within twenty (20) days after the appointment of the third arbitrator, the arbitrators shall make their final determination deciding the issue of Market Rate. In determining Market Rate for the purposes of this Lease, the arbitrators shall select the Market Rate which is twelve (12) months prior to the month in which the Renewal Term in question is to commence.

          (d) The determination made by the arbitrator as to the Market Rate shall be in writing and signed by at least two arbitrators and shall be binding upon Landlord and Tenant.

          (e) Landlord shall pay the fees and expenses of the arbitrator selected by Landlord and Tenant shall pay the fees and expenses of the arbitrator selected by Tenant. The fees and expenses of the third arbitrator, together with any expenses of the arbitration proceeding itself, shall be divided equally between Landlord and Tenant.

     6.   Allowance.  Landlord shall cause the tenant fit-up and finish work in
          ---------
the Premises to be completed in accordance with plans and specifications to be agreed upon by Landlord and Tenant, in their respective reasonable judgment. Landlord shall provide an allowance for the tenant fit-up and finish work in the Premises and for any other actual costs incurred by Tenant in connection with or as a part of the move by Tenant to the Premises or the use by Tenant of the Premises of Forty Three and 50/100 Dollars ($43.50) per usable square foot initially leased by Tenant within the Premises (the "Allowance"). If the costs to complete the tenant fit-up and finish work and for the other actual costs incurred by Tenant in connection with or as a part of the move by Tenant to the Premises or the use in the Premises are less than the Allowance, the difference shall be, up to the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), paid to Tenant in a check within thirty (30) days after the Commencement Date, with the remainder of any such unused Allowance being credited against Rent first due from Tenant hereunder. If the costs to complete the tenant fit-up and finish work in the Premises are greater than the Allowance, then the amount of such excess shall be paid by Tenant.

     7.  Signage.  (a) Tenant shall be entitled to install its own graphics and
         -------
signage in the elevator lobbies of any floor which Tenant leases in its entirety, subject to Landlord's prior consent as to the design, size and color of such graphics, such consent not to be unreasonable withheld or delayed by Landlord.

          (b) So long as Tenant is not in default under this Lease after any applicable grace or cure periods expressly provided for in this Lease, Tenant shall also have the right to have a 2 foot by 4 foot plaque on the Building's existing, free-standing pylon sign at the entrance to the Building. The graphics on such plaque shall be subject to Landlord's consent, such consent not to be unreasonably withheld or delayed. The cost of such sign shall be paid by Landlord.

     8.   HVAC Service.  (a) Landlord shall make available to Tenant additional
          ------------
HVAC service for hours other than the Building standard hours of operation. Such HVAC service shall be available to Tenant at a rate of Thirty-Eight and No/100 Dollars ($38.00) per floor per hour, as such rate may be increased from time to time as the costs to provide such service increase. Such service shall be provided without profit to Landlord, but may include charges for administration and overhead for Landlord, and additional wear and tear on equipment and machinery, as Landlord, in its reasonable judgment, determines as appropriate amounts for such charges. Tenant shall provide Landlord with at least twenty-four (24) hours notice of Tenant's desire to use such service, except that Landlord shall use reasonable efforts to provide such service without such advance notice, if Tenant desires such service be provided but is unable to provide at least twenty-four (24) hours' notice of such desire. Tenant shall pay amounts due in connection with such additional HVAC services within ten (10) days after the bill for such services is given to Tenant.

          (b) Heating, ventilation and air conditioning services will be provided in accordance with the specifications set forth on Exhibit "F" attached
                                                            -----------
hereto and made a part hereof, but subject to all federal, state and local energy regulations.

     9.   Holdover.  (a) So long as Tenant is not in default under this Lease
          --------
after any applicable grace or cure periods, Tenant may, in its sole discretion, elect to holdover in the Premises after the expiration of the Term. Tenant shall exercise such election by giving notice of such election at least two (2) months prior to the end of the then expiring Term. In such notice, Tenant shall specify the number of months, up to six (6) months, which Tenant desires to hold over under such circumstances. No such election shall be for a fraction of or less than a full month. If Tenant does exercise this election, then there shall be payments due from Tenant as follows:

               (i) For the first three (3) months of such holdover, one hundred fifty percent (150%) of the rate of Rent payable by Tenant at the end of the then expiring Term or Renewal Term, as applicable.

              (ii) For the fourth (4th) fifth (5th) and sixth (6th) months of any such holdover, one hundred seventy-five percent (175%) of the rate of Rent payable by Tenant at the end of the then expiring Term or Renewal Term, as applicable.

             (iii) For any months of such holdover thereafter, two hundred percent (200%) of the rate of Rent payable by Tenant at the end of the then expiring Term or Renewal Term, as applicable.

          (b) If there is any holdover in the Premises by Tenant past the expiration or early termination of the Lease, without Landlord's consent, then Tenant shall be a Tenant at sufferance, and there shall be payments due from Tenant of two hundred percent (200%) of the rate of Rent payable by Tenant at the end of the then expiring Term or Renewal Term, as applicable.

     10.  Ownership of Property.  Landlord warrants that Landlord currently owns
          ---------------------
the Property and Building free and clear of any mortgages, deeds to secure debt or other like instruments (collectively as "Deed to Secure Debt"). Notwithstanding the terms and conditions of Paragraph 14 of the Lease, Tenant shall not be required to subordinate to any Deed to Secure Debt subsequently placed on the Property or Building, unless the holder of such Deed to Secure Debt delivers to Tenant a corresponding non-disturbance agreement which provides that as long as Tenant is in full compliance with the terms and conditions of the Lease, Tenant's use and occupancy of the Premises shall not be disturbed by the holder of any such Deed to Secure Debt.

     11.  Expansion by Tenant; First Refusal Space.  Provided this Lease is in
          ----------------------------------------
full force and effect and Tenant is not in default under this Lease after any applicable grace or cure periods expressly provided for in the Lease, Tenant shall have a right of first refusal to lease any available and unencumbered space on the 15th floor of the Building and on the 19th floor of the Building, in the locations indicated on Exhibit "H" by this reference incorporated herein
                              -----------
(the "First Refusal Space"), upon and subject to the following terms and conditions:

          (a) Should Landlord receive an offer to lease all or a portion of the Refusal Space upon terms and at a rental rate acceptable to Landlord, Landlord shall give notice to Tenant of Landlord's desire to lease the portion of the Refusal Space at issue. Tenant shall then have ten (10) business days after receipt of Landlord's notice to respond as to whether Tenant desires to lease the Refusal Space at issue. If Tenant elects not to lease such space or fails to respond within the ten (10) business day period, then Landlord shall be free to lease such space in question to the third party offeror for a period of twelve (12) months following the date of Tenant's receipt of the above-described written notice. If Landlord has not leased such space to such third party within the twelve (12) month period, Landlord shall have the right to give Tenant an additional written notice to be received by Tenant not less than thirty (30) days prior to the expiration of the twelve (12) month period, and provided that Landlord is then negotiating in good faith with such prospective third party, then Landlord shall be entitled to a thirty (30) day extension of the twelve (12) month negotiating period. Should such third party not lease such space in question, then Tenant's first refusal rights will be fully reinstated.

          (b) If Tenant elects to lease the Refusal Space in question, the rental for such Refusal Space shall be the rental rate then in effect payable by Tenant on a per square foot per annum basis for the Premises.

          (c) The rental for the Refusal Space take by Tenant shall commence on the earlier to occur of: (i) one hundred twenty (120) days after the date of Tenant's notice of election to lease the Refusal Space in question; or (ii) the date Tenant first occupies the Refusal Space in question taken by Tenant.
Except as expressly set forth to the contrary herein, all of the terms and conditions of this Lease shall apply to the Refusal Space in question taken by Tenant, and from and after the date Tenant commences paying rental for the Refusal Space in question taken by Tenant, the Refusal Space in question taken by Tenant shall be deemed to be a part of the Premises, provided, however, that Tenant shall not receive any Allowance with respect to the Refusal Space in question taken by Tenant except as set forth below.

          (d) An allowance of Forty-One and 50/100 Dollars ($41.50) per usable square foot within the Refusal Space shall be pro rated by multiplying such amount by a fraction, the numerator of which is the number of months left in the Term commencing with the month Tenant commences paying Monthly Rental on the Refusal Space in question, and the denominator of which shall be one hundred twenty (120).

          (e) With respect to the space on the 19th floor, Tenant acknowledges that an entity by the name of Lexmark International, Inc. ("Lexmark") currently leases 12,581 rentable square feet, more or less, on said floor, and that Lexmark has certain rights, prior to the rights of Tenant, to lease a portion of said floor (consisting of 3,000 rentable square feet, more or less) under an option, and to lease the remainder of said floor under a right of first refusal.

     12.  Operating Costs.  (a) Notwithstanding the terms and conditions of
          ---------------
Paragraph 3 of the Lease, except as described below, in no event shall Tenant's Share of Operating Costs for any year exceed one hundred five percent (105%) of Tenant's Share of Operating Costs for the prior year; provided, however, and notwithstanding the above limitation, that for the purposes of determining whether or not the aforesaid limit on increases in Tenant's Share of Operating Costs from year to year is exceeded or not, the components of Operating Costs related to taxes and assessments attributable to the Property or Building or its operation, utilities costs to the Building, Property or Premises and insurance premiums related to or payable in connection with the Building, Property or Premises shall not be considered or factored in to such determination, and there shall be no limit on the amounts of Operating Costs related to taxes, utilities and insurance premiums for the Building, Property or Premises that can be passed on by Landlord to Tenant or that shall be due of Tenant at any time and from year to year, except as expressly provided for in this Lease.

          (b)  Exclusions from Operating Costs:
               -------------------------------

          The following shall not be charged or included as a part of Operating
          Costs:

             (i) Replacement of capital items (except those expenditures referred to above);

            (ii) Specific costs billed to and paid by specific tenants or other third parties;

           (iii)  Depreciation;

            (iv) Principal, interest, and other costs directly related to financing, or ground rents paid with respect to, the Building or Property;

             (v) The cost of any repairs or maintenance paid by the proceeds of insurance policies carried on the Property or Building;

            (vi) The wages and salaries of any supervisory or management employee of Landlord not involved in the operation or maintenance of the Property or Building;

           (vii) Legal, accounting and other professional fees incurred by Landlord arising from a sale or financing of the Building or the Property;

          (viii)  The cost of membership in any political organization;

            (ix)  The cost of any political contributions;

             (x) Brokerage commissions, leasing commissions, legal fees, damages, costs and other expenses incurred for or in connection with leasing or improving space to or for or litigating with tenants;

            (xi) Landlord's cost of electricity or other services sold to tenants for which Landlord is reimbursed under the lease with that tenant;

           (xii) Costs incurred because Landlord or another identified tenant violated any lease;

          (xiii) Items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants in the Building other than Tenant in a substantial and material manner without reimbursement or which are provided or performed to a materially greater extent or in a more favorable manner than that available to or furnished to Tenant;

           (xiv) Costs incurred due to the violation or failure of Landlord to timely comply with or pay amounts due with respect to any contractual requirement, ordinance, governmental rule, regulation or law;

            (xv) Costs of any professional or trade groups, except for any costs associated with professional or trade groups which enhance the qualifications, knowledge or experience related to or which primarily deal with buildings or general commercial real estate of such members, such as, by was of illustration but not limitation, BOMA, IREM and the ULI;

           (xvi) The portion of any cost paid to an entity affiliated with Landlord for the provision of goods or a service for the Building which is above the cost which would have been paid to a party not affiliated with Landlord in an arms-length transaction for the provision of similar quality goods or service;

          (xvii) Advertising and marketing expenditures in connection with the leasing of the Building;

         (xviii) Auditing and legal fees unrelated to the determination of Operating Costs for the Building and each tenant's pro rata share thereof, and the costs of statements and reports rendered to Landlord or its partners exclusive of statements and reports described above.

          (c) At all times during all terms of this Lease, Tenant shall have the full right to audit and contest all of Landlord's estimates and actual statements of Operating Costs incurred for the Premises and for the Building. If after audit it is determined that Operating Costs for the year in question varied to Tenant's detriment by more than five percent (5.0%) of the Operating Costs shown on the Operating Costs statement for the year in question, Landlord shall pay all of Tenant's expenses incurred in the audit.

          (d) Notwithstanding anything to the contrary contained in the Lease, if Tenant installs an air conditioning unit to be used to cool Tenant's computer room, such air conditioning unit shall be separately metered from the Building and Premises. Tenant shall pay for the cost of such submeter and the electricity used for such air conditioning unit.

          (e) If Landlord deems such action appropriate and reasonable, in Landlord's sole discretion, Landlord shall take reasonable steps to protect against any increase in real estate or ad valorem taxes on the Building and to protest the inclusion of the Building within, and the amount of, any assessment levied on the Building, including without limitation, Landlord's timely response to any notice of the assessed value of the Building or the application thereto of an assessment or charge and entering into arbitration thereof at reasonable costs.

     13.  Assignment and Subletting.  Tenant shall have the right to assign the
          -------------------------
Lease or sublet the Premises, or any part thereof or otherwise permit the occupancy of the Premises, without Landlord's consent, but subject to Landlord's rights to notice and prohibition contained herein, to any parent, subsidiary, affiliate or controlled corporation or to corporation which Tenant may be converted or which it may merge. Tenant shall have the obligation to notify Landlord of its intent of any such arrangement, and if Landlord reasonably determines that the proposed assignee, sublessee or occupant is engaged in a business which would materially interfere with the operation of the Property or that permitting the assignment, subletting or occupancy would cause a violation by Landlord of its obligations under any lease covering a portion of the Property, Landlord shall have the right to prohibit such arrangement based upon the issue of the business of the proposed assignee, sublessee or occupant or the compatibility of the proposed assignee, sublessee or occupant with the businesses in the Building.

     14.  Landlord's Indemnity.  Landlord hereby agrees to indemnify and hold
          --------------------
Tenant harmless from and against any and all loss, cost or damage incurred by Tenant arising out of the willful misconduct or gross negligence of Landlord, its agents, employees or contractors. In no event shall Tenant ever be deemed to release or indemnify Landlord against Landlord's willful misconduct or negligence notwithstanding any other provision of this Lease to the contrary.

     15.  Force Majeure.  Landlord and Tenant shall be excused for the period of
          -------------
any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by causes beyond the respective control of Landlord and Tenant, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God; provided, however, that an inability to pay money shall not under any circumstances or for any reason be or be deemed to be an event beyond the control of Tenant.

     16.  Condition of Premises.  (a) The taking of possession of any portion of
          ---------------------
the Premises by Tenant shall be conclusive evidence that Tenant accepts such portion of the Premises "as is" and that said portion of the Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to any "punch-list" items agreed upon by Landlord and Tenant which must be remedied after Tenant's acceptance of the Premises, and subject to any latent defects in such portion of the Premises; provided, however, Tenant shall be deemed to have accepted such portion of the Premises, subject to all matters not disclosed in writing with specificity by Tenant to Landlord (expressly including latent defects) within twelve (12) months of when Tenant occupies the Premises.

          (b) There shall be no obligation of Tenant to remove any of the improvements included as a part of the initial Tenant Improvements performed in accordance with the Tenant Improvement Construction Documents, and, except with respect to floor penetrations of in excess of 50 square inches (for which there shall be no implied or deemed consent), there shall be no obligation of Tenant to remove any of the improvements included as a part of any Tenant Improvements performed in accordance with the Tenant Improvement Construction Documents generated with respect to any space leased hereunder, to which Landlord has had the opportunity to review and consent to.

     17.  Repairs by Tenant.  Tenant will not, without Landlord's prior consent,
          -----------------
which consent shall not be unreasonably withheld or delayed by Landlord, make alterations, additions or improvements to the Premises in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for any single alteration, addition or improvement, nor do anything to or on the Premises which will increase the rate of fire or other insurance on the Building or the Property, nor do anything that shall affect the structural integrity or HVAC or other systems of the Building. With respect to any alteration for which Landlord's consent is not required hereunder, Tenant shall, nonetheless, deliver to Landlord as-built plans and specifications with respect to any such work within thirty (30) days after the completion of such work. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by Tenant, and condemnation excepted, unless Landlord has agreed in writing, at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or early termination of the Term.

     18.  Condemnation.  (a) If all of the Premises, or a part of such Premises
          ------------
such that the Premises in the judgment of the Architect for the Building are untenantable, are taken, by virtue of eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square feet of Premises taken, as determined by the Architect for the Building. In either event, Landlord shall be entitled to, and Tenant shall not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided, however, Tenant shall be entitled to make a separate claim in any such condemnation proceeding, action or ruling for Tenant's moving expenses, loss of goodwill and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant or any other lawful claim (excluding Tenant's leasehold interest), to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling.

          (b) If there is a condemnation where more than fifteen percent (15%) of the Premises are taken, Tenant shall have the right to terminate this Lease. Such termination right shall be exercised by Tenant within sixty (60) days of the date of Tenant's notice of such termination, or Tenant shall have no further right to terminate this Lease for such cause.

     19.  Interruption of Services.  If services to the Premises, or any portion
          ------------------------
thereof, as described herein which are provided by, through or under Landlord are interrupted, such interruption of services materially interferes with Tenant's use, occupancy and enjoyment of the Premises or the portion thereof, as applicable, and the provision of such service (and the interruption thereof) is within the reasonable control of Landlord, then if such interruption lasts in excess of five (5) consecutive business days, Tenant may abate payments of its Monthly Rental (but not any of the charges due from Tenant under Paragraph 3 herein, except payments for those services not being provided during the aforesaid period, and thereby creating the rights in Tenant provided in this Paragraph) for the portion of the Premises in question after said fifth (5th) consecutive business day until such service is once again provided to the portion of the Premises in question at a level which does not materially interfere with Tenant's use or occupancy of the portion of the Premises in question.

     20.  Tenant's Self Help Remedy.   (a) If Landlord fails to keep or perform
          -------------------------
its obligations under the Lease with respect to repairs of the Premises required under the Lease to be made by Landlord, or with respect to the prosecution and pursuit of the Substantial Completion of Tenant Improvements once a Construction Contract has been duly executed by a Contractor, if such failure materially and adversely affects Tenant's ability to use the Premises for normal business operations, and if there is no event of default then in existence, then, if Landlord or a party acting under or through Landlord does not commence to cure such failure within ten (10) business days after the receipt from Tenant by Landlord and any mortgagee of which Tenant has been given notice, indicating with specificity the nature of the failure, and Landlord or a party acting under or through Landlord does not diligently continue to cure such failure with due diligence, and without waiving or releasing Landlord from any obligation, then Tenant may (but is under no obligation to), unless and until Landlord does commence to cure or diligently continue to attempt to cure such failure, undertake (after notice from Tenant to Landlord and two (2) days opportunity to cure by Landlord or a party acting under or through Landlord) to perform such obligation, and all sums actually paid or incurred by Tenant and all necessary and incidental costs and expenses (but not costs to improve the Premises beyond rectifying Landlord's failure), including reasonable expenses incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the prime rate of interest quoted from time to time to time by Trust Company Bank, main branch, Atlanta, Georgia, plus one (1%) percent interest per annum, but not to exceed thirteen (13%) percent per annum, from the date the payment in question is made by Tenant until the date the payment in question is reimbursed to and received by Tenant, shall be paid by Landlord to Tenant within thirty (30) days after demand, and if such sum is not so paid by Landlord, Tenant shall have the right and option to offset such payment or failure to make payment against any Rent, or any other amounts thereafter payable under the Lease, or (ii) Tenant may pursue any other remedies available to Tenant at law or in equity to collect payment and/or cause Landlord to cure such failure. Any contractors employed by Tenant hereunder shall be reputable contractors and Tenant upon completion of such work shall provide appropriate lien waivers to Landlord. Landlord shall have the right to dispute costs incurred by Tenant under this Paragraph.

          (b) In effecting a cure in connection with Tenant's rights hereunder, Tenant shall take precautions that a reasonably prudent building manager would take to avoid any interference with other tenants in the Building or the Building systems.

          (c) In addition to and not in lieu of the indemnity provided in the Lease, Tenant shall indemnify Landlord and hold Landlord harmless from and against any loss, cost, damage or expense, including, but not limited to, court costs and reasonable attorneys fees, incurred by Landlord as a result of or in connection with

Tenant's exercise of Tenant's remedies hereunder which results in a claim made against Landlord.

     21.  Insurance.  (a) If Landlord believe activities of Tenant in the
          ---------
Building may or will cause increases in insurance rates applicable to Landlord's insurance on the Building, Landlord shall provide Tenant with thirty (30) days prior notice of such belief and the specific activity involved, and Tenant shall be entitled to cease or otherwise cure any such activity within such period and thereby avoid any charge for any such increase; provided, however, that Tenant shall not be required to comply with any requirement which is not a valid legal requirement of Landlord's insurer. Use of the Premises for general office purposes shall not increase Landlord's insurance rates if such operation of the Premises is conducted in accordance with applicable law.

          (b) Landlord shall have the right to self-insure as to any risks associated with the Building or Property. If Landlord does so self-insure, and if there is a claim or casualty, then Tenant shall be entitled to the same limitations on claims against Tenant as Tenant would have had, had Landlord carried a commercially typical and reasonable all-risk insurance policy covering the risk in question, with a waiver of subrogation contained in Paragraph 16 of the Lease.

     22.  Telephone Availability.  Landlord represents that the Building is
          ----------------------
adequately constructed for Tenant to obtain, without undue or unusual cost and expense to Tenant, telephone service.

     23.  Landlord's Standard of Care.  Landlord shall maintain in first-class
          ---------------------------
order, condition and repair and provide security and otherwise operate the Building in all respects at a level and standard at least equal to the level and standard kept by other first-class mixed-use office projects in the north central Perimeter market of Atlanta, Georgia, the structural and common portions of the Building, including, without limitation, the Building shell, roof, roof membrane, foundation, floors, plate glass and exterior walls as well as the heating, ventilation, plumbing, electrical, elevator and other Building systems, and all common areas in the Building, as well as any exterior landscaping and parking areas, and Landlord shall be responsible for all repairs in the Premises (excluding normal wear and tear) except to the extent the need for any such repair arises as a result of Tenant's negligence or misconduct.

     24.  Zoning.  Landlord represents and warrants to Tenant that as of the
          ------
date of this Lease the Building complies with all applicable zoning, building, land use, or other laws, ordinances, rules or regulations of any governmental authority, whether federal, state or local, having jurisdiction over the Building.

     25.  Hazardous Wastes.  Landlord warrants that Landlord did not use in the
          ----------------
construction of the Building any materials which are currently built into or are a part of the Building and which are built into or are a part of the Building in quantities which would be hazardous to the health of Tenant's employees.

     26.  Defaults and Late Payment Charges; Late Payments of Rent.  (a)
          --------------------------------------------------------
Notwithstanding the terms and conditions of Paragraph 10(a)(i) of the Lease, it shall not be an event of default under the Lease unless and until the Rent payable under the Lease or any other sum of money due of Tenant hereunder is not paid within ten (10) days of the date notice of such late payment is received by Tenant; provided, however, if more than two (2) payments due of Tenant hereunder in any one (1) calendar year are not made until after notice of such late payment is received by Tenant, then it shall be an event of default hereunder by Tenant if any subsequent payments due of Tenant hereunder in the same calendar year are not made within ten (10) days of the date when due.

          (b) Notwithstanding the terms and conditions of Paragraph 31 of the Lease, there shall be no late fee due under the Lease unless and until the Rent payable under the Lease or any other sum of money due of Tenant hereunder is not paid within ten (10) days of the date notice of such late payment is received by Tenant; provided, however, if more than one (1) payment due of Tenant hereunder in any one (1) calendar year is not made until after notice of such late payment is received by Tenant, then such late fee shall be due if any subsequent payment due of Tenant hereunder in the same calendar year is not made within five (5) days of the date when due.

     27.  Cleaning Specifications.  Attached hereto as Exhibit "G", and by this
          -----------------------                      -----------
reference incorporated herein are the cleaning specifications for the Building.

     28.  Access to Premises.  Subject to security measures imposed by Landlord
          ------------------
from time to time, and any casualty or condemnation affecting the Building, Tenant shall have access to the Premises on a 24 hour per day 7 day per week basis.

     29.  Casualty; Alternate Space.  If there is a casualty that precludes
          -------------------------
Tenant from occupying all or a portion of the Premises and the Lease is to continue and be in effect after the casualty, then Landlord shall use reasonable efforts to provide Tenant with alternate built-out, unoccupied space during such period in which Tenant is not occupying the Premises, at such reasonable and equitable rental rate as Landlord and Tenant shall agree.

     30.  Abatement and Vacation of the Premises.  Notwithstanding the terms and
          --------------------------------------
conditions of Paragraph 10 of the Lease, if Tenant has abandoned or vacated the Premises or any full floor thereof for in excess of ninety (90) days (after Tenant has notified Landlord of Tenant's intent to abandon or vacate for up to ninety (90) days), then, if such notice has been given by Tenant, Landlord's sole remedy shall be in such instance to terminate the Lease as to that floor or floors, or the Premises, whichever is applicable (which Landlord shall have the option, but not the obligation to do). In the event of such termination, Tenant shall not be liable for damages for such early termination of the Lease; provided, however, in no event shall such termination eliminate or otherwise limit any claims which Landlord might have against Tenant for any acts or omissions occurring prior to the date of such termination. Except for such possible termination by Landlord, Tenant shall not otherwise be in default hereunder and this Lease shall remain in full force and effect as to the remainder of the Premises not terminated.

                                  EXHIBIT "A"
                                  -----------

                     LOCATION OF PREMISES WITHIN BUILDING

                                To Be Attached.

                                  EXHIBIT "B"
                                  -----------

                            SPACE PLAN OF PREMISES

                                To Be Attached

                                  EXHIBIT "C"
                                  -----------

                              WORK AGREEMENT FOR
                          COMPLETION OF THE PREMISES

                                 ------------

Landlord and Tenant executed a Lease for Premises on the sixteenth (16th), seventeenth (17th) and eighteenth (18th) floors of the Building and hereby attach this Work Agreement to said Lease as Exhibit "C" thereto.
                                            -----------

In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference) and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:


                            ARTICLE 1 - DEFINITIONS
                            -----------------------

The following terms shall have the meanings described below. Terms not defined herein shall have the meaning given in the Lease:

     Allowance shall mean Forty-Three and 50/100 Dollars ($43.50) multiplied by
     ---------
     the usable square feet within the Premises initially leased by Tenant (69,648 usable square feet).

     Base Building Improvements shall mean all Building Standard improvements to
     --------------------------
     be constructed or installed in the Building, specified in Section 2.01 hereof.

     BOMA shall mean the standards and practices for measurement of office
     ----
     buildings, set forth in the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1 - 1980 [approved July 1, 1980, as modified]).

     Building Plans and Specifications shall mean the final drawings and
     ---------------------------------
     specifications for Base Building Improvements.

     Building Standard Materials shall mean such materials described in the
     ---------------------------
     Building Plans and Specifications, or materials of comparable quality as may be substituted therefor by Landlord. Attached hereto as Exhibit "C-1",
                                                                 -------------
     and by this reference incorporated herein, is the price list for Building Standard Materials. Except with respect to Building Standard Hardware and all items pre-installed by Landlord as listed on Exhibit "C-1", Tenant may,
                                                      -------------
     but is not obligated to, purchase the Building Standard Materials, in any quantity which Tenant elects, at the prices shown on Exhibit "C-1". Tenant
                                                          -------------
     shall be obligated to buy the Building Standard Hardware and all items pre-installed by Landlord at the price specified in Exhibit "C-1". Tenant may
                                                     -------------
     also be obligated to utilize and pay for certain other Building Standard Materials in accordance with and subject to
     Section 4.02(c) herein.

     Contractor shall mean the party selected in accordance with Article 6
     ----------
     herein to do the Tenant Improvements.

     Change Order shall mean any material alteration, substitution, addition or
     ------------
     change to or in the Tenant Space Plans or Tenant Improvement Construction Documents requested by Tenant after the same have been consented to by Landlord.

     Completion Date shall mean, as to any floor of the Premises, the date of
     ---------------
     Substantial Completion of Tenant Improvements in accordance with the Tenant Improvement Construction Documents (excepting the Punchlist Items) for the floor in question.

     Construction Contract shall mean the agreement to be entered between Tenant
     ---------------------
     and Contractor for the construction of the Tenant Improvements.

     Punchlist Items shall mean those items not completed in the Premises at the
     ---------------
     time of the Substantial Completion, as identified in a written list prepared by Tenant's Architect, which do not substantially interfere with Tenant's use or enjoyment of the Premises.

     Substantial Completion or Substantially Complete shall be as described in
     ----------------------    ----------------------
     Section 4.05 hereof.

     Tenant's Costs shall mean the aggregate of all costs and expenses related
     --------------
     to the Tenant Improvements in excess of the Allowance.

     Tenant Improvements shall mean all improvements constructed or installed in
     -------------------
     or on the Premises in accordance with the Tenant Improvement Construction Documents.

     Tenant's Architect shall mean Smallwood, Reynolds, Stewart, Stewart &
     ------------------
     Associates Architectural Services.

     Tenant Improvement Costs shall mean the aggregate cost for the Tenant
     ------------------------
     Improvements, approved by Tenant in accordance with Section 4.01 hereof, together with the cost of any Change Orders as provided in Section 4.05 hereof.

     Tenant Improvement Construction Documents shall mean the working drawings,
     -----------------------------------------
     specifications and finish schedules for the Tenant Improvements prepared by Tenant's Architect and consented to by Landlord in accordance with Article 3 and Section 4.05 hereof.

     Tenant Space Plans shall mean the schematic presentation of the Premises
     ------------------
     prepared by Tenant's Architect and consented to by Landlord in accordance with Article 3 and Section 4.05 hereof.

     Working Day shall mean the period from 9:00 A.M. until 5:00 P.M. on any
     -----------
     Monday through Friday, excluding federal and Georgia state holidays. By way of illustration, any period described in this Work Agreement as expiring at the end of the third (3rd) Working Day after receipt of a document, then:
     (i) if receipt occurs at 9:01 A.M. on Monday, said period shall expire at 5:00 P.M. on the following Thursday; and (ii) if receipt occurs at 4:59 P.M. on Wednesday, the period shall expire at 5:00 P.M. on the following Monday.


                      ARTICLE 2.  BASE BUILDING CONDITION
                      -----------------------------------

Section 2.01   Base Building Improvements
-----------------------------------------

The Premises shall be improved by Landlord at no cost to Tenant with the Base Building Improvements set forth in this Article 2.
Landlord shall provide the following Base Building Improvements:

1. Building Standard heating, ventilation and air conditioning systems installed in accordance with the Building Plans and Specifications, including at least one air handling unit in a mechanical room on each floor, with primary sheetmetal distribution loop and PIU/VAV units installed in place. PIU units shall have the linear diffusers and flexible ducts installed at perimeter.

2. Building Standard automatic fire sprinkler system throughout the Premises, located as required by the applicable National Fire Protection Association codes, affixed to the structure and ready for extension and/or relocation so as to accommodate Tenant's partition plan. Landlord shall also furnish and install the Building Standard fire protective alarm and voice communications systems system (including speakers) in the public areas in compliance with all applicable codes, which alarm and voice communications system shall include provision for Tenant installation of additional speakers, if required by Tenant's layout, throughout the floor.

3.   One (1) Building Standard drinking fountain per floor.

4. Building Standard ladies' and men's toilets that include wall-mounted fixtures, ceiling-mounted toilet partitions, vanity tops and tile floors and wet walls.

5.   One (1) Building Standard janitorial closet per floor.

6. Building Standard electrical equipment necessary to provide base Building electrical service including the main electrical switch gear, buss duct, lighting/power panels and lighting control points for public areas.

7. Building Standard full-height (unless otherwise specified by applicable codes) doors of first quality, heavy-duty frames installed on all mechanical, electrical, telephone and janitors' rooms, in addition to all stairwells. Door closers and/or locking devices will be installed on core area doors where required by applicable codes. There shall also be Building Standard graphics and signage available in the core elements of the Building.

8. Building Standard stairwell (painted hand rails, all exposed metal, walls and ceilings) between all floors contained within the Premises.

9. Building Standard exit signs in the public areas of the Building as required by code, including emergency power requirements for exiting.


                   ARTICLE 3.  TENANT SPACE PLANS AND TENANT
                   -----------------------------------------
                     IMPROVEMENT PLANS AND SPECIFICATIONS
                     ------------------------------------


Section 3.01  Schedule for Preparation
--------------------------------------


Tenant shall contract with Tenant's Architect for the preparation of the Tenant Space Plans and Tenant Improvement Construction Documents. Tenant Space Plans and Tenant Improvement Construction Documents for the Tenant Improvements to be constructed in the Premises shall be prepared by Tenant's Architect and consented to by Landlord as provided hereinbelow. Such Tenant Space Plans shall be prepared and sealed by an architect licensed in the State of Georgia.

1. As soon as reasonably possible (but in no event later than January 15, 1993), Tenant's Architect shall prepare and deliver to Landlord Tenant Space Plans.

2. By the end of the third (3rd) full Working Day after receipt of the Tenant Space Plans, Landlord shall review and resubmit the same to Tenant's Architect, either with Landlord's consent or with Landlord's comments thereto.

3. By the end of the third (3rd) full Working Day after receipt of Landlord's comments to the Tenant Space Plans, Tenant's Architect shall resubmit to Landlord the Tenant Space Plans with such changes or information as requested by Landlord.

4. This process described in Section 3.01(1),(2) and (3) shall continue until Landlord has satisfied itself that such proposed Tenant Space Plans are acceptable, but once Tenant Space Plans have been resubmitted to Landlord, Landlord shall confine Landlord's comments thereupon only to the changes made by Tenant or the changes requested by Landlord to the prior submission of Tenant Space Plans, but not made by Tenant. Once Landlord has satisfied itself that such proposed Tenant Space Plans are acceptable, in accordance with the above, Landlord shall so notify Tenant, and the Tenant Space Plans as so consented to by Landlord shall constitute the final Tenant Space Plans. When Landlord gives such final consent, Landlord shall notify Tenant of the amount of time Landlord estimates, in Landlord's reasonable judgement, Substantial Completion of Tenant Improvements within the portion of the Premises shown on such Tenant Space Plans will require.

5. As soon as reasonably possible after final consent to the Tenant Space Plans, Tenant's Architect shall prepare and deliver to Landlord the prepared Tenant Improvement Construction Documents; provided, however that the engineering drawings for the Premises shall be prepared by an engineer engaged by Landlord.

6. By the end of the third (3rd) full Working Day after receipt of the Tenant Improvement Construction Documents, Landlord shall review and resubmit the same to Tenant's Architect, either with Landlord's consent or with Landlord's comments thereto.

7. By the end of the third (3rd) full Working Day after receipt of Landlord's comments to the Tenant Improvement Construction Documents, Tenant's Architect shall resubmit to Landlord the Tenant Improvement Construction Documents with such changes or information as requested by Landlord.

8. This process described in Section 3.01(5), (6) and (7) shall continue until Landlord has satisfied itself that such proposed Tenant Improvement Construction Documents are acceptable, but once Tenant Space Plans have been resubmitted to Landlord, Landlord shall confine Landlord's comments thereupon only to the changes made by Tenant or the changes requested by Landlord to the prior submission of Tenant Improvement Construction Document, but not made by Tenant. Once Landlord has satisfied itself that such proposed Tenant Improvement Construction Documents are acceptable in accordance with the above, Landlord shall so notify Tenant, and the Tenant Improvement Construction Documents as so consented to by Landlord shall constitute the final Tenant Improvement Construction Documents for the Tenant Improvements.

9. Any approval or consent by Landlord of the Tenant Space Plans, the Tenant Improvement Construction Documents, or other items submitted by Tenant or Tenant's Architect (expressly excluding the engineering drawings) to and/or reviewed by Landlord pursuant to this Work Agreement shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and shall not imply or be deemed to imply any representation or warranty by Landlord that the design is safe or structurally sound or will comply with any legal or governmental requirements. Any deficiency, mistake or error in design (expressly excluding the engineering drawings), although the same has the consent or approval of Landlord, shall be the sole responsibility of Tenant and Tenant's Architect, and Tenant shall be liable for all costs and expenses which may be incurred and all delays suffered in connection with or resulting from any such deficiency, mistake or error in design.


                ARTICLE 4.  CONSTRUCTION OF TENANT IMPROVEMENTS
                -----------------------------------------------

Section 4.01  Timing of Drawings for Tenant Improvements
--------------------------------------------------------

Attached hereto as Exhibit "C-2", by this reference incorporated herein, is a
                   -------------
proposed schedule (the "Tenant Improvement Schedule") of timing of the Tenant Space Plans, Tenant Improvement Construction Documents and Tenant Improvements.

Section 4.02  Pricing of Tenant Improvements
--------------------------------------------

(a) Within the time periods specified above, Tenant shall obtain a price proposal for the Tenant Improvements from Contractor. Should Tenant desire to seek adjustments of such price proposal, Tenant shall work promptly with Tenant's Architect and Contractor to alter the Tenant Improvement Construction Documents necessary to cause the price quotation based thereon to be acceptable to Tenant and to establish Tenant Improvement Costs.

(b) Included in the pricing for the Tenant Improvements shall be the cost of those Building Standard Materials which Tenant is obligated to purchase under this Work Agreement, which shall be purchased by Tenant in appropriate quantities for the Premises, at the rates set out in Exhibit "C-1". The cost of
                                                     -------------
such Building Standard Materials shall be charged against the Allowance, to the extent available.

(c) If Tenant has, as a part of any specifications for the Tenant Improvements, designated Building Standard Materials or a standard that allows for equivalent quality items and would permit the use of Building Standard Materials, Landlord shall have the right, at Landlord's option and in Landlord's sole discretion, to sell those Building Standard Materials to Tenant at the price given for such item (on a unit cost basis) by the bidder selected to perform that portion of the work which will be using the Building Standard Materials in question. Any such costs shall be charged against the Allowance, to the extent available.


Section 4.03  Construction of Tenant Improvements.
-------------------------------------------------

     Tenant will enter into a Construction Contract with Contractor to construct the Tenant Improvements. Occupancy by Tenant (or Contractor) merely for the purpose of completing the Tenant Improvements shall not be deemed occupancy for the purposes of Special Stipulation 4 of the Lease.

Section 4.04  Landlord Delay
----------------------------

If there is delay in achieving Substantial Completion of Tenant's Improvements or any part thereof as a result of or in connection with Landlord's failure to respond within any of the time periods in which Landlord is to respond herein, to the extent such failure actually causes a delay such that the Certificate of Occupancy for a floor is delivered after the Commencement Date for that floor, then such shall be a "Landlord Delay", and there shall be a day of abatement of Monthly Rental after the Commencement Date for the floor in question for each of such day of Landlord Delay.


Section 4.05  Completion of Premises
-------------------------------------

     A. The Premises shall be substantially completed, as to any floor of the Premises, and Substantial Completion shall have occurred, as to any floor of the Premises, upon the following:

          (i) Tenant Improvements shall have been completed as to the floor of the Premises in question, in substantial compliance with the Construction Contract, except for Punch List Items; and

         (ii) A certificate of occupancy for the floor of the Premises in question has been obtained;

        (iii) All access and facilities necessary to Tenant's occupancy of the floor of the Premises in question have been installed and are in good operating order.

provided however, that, if and to the extent compliance with any of the conditions set forth in clauses (i), (ii) and (iii) above would have occurred earlier but for any days of Landlord Delay, then compliance with such condition shall be deemed to have occurred on the date it would have occurred but for Landlord Delay.

     B. Tenant may take and occupy the Premises over a time period. A Commencement Date Agreement (with an Acceptance of Premises) in the form attached hereto as Exhibit "C-3", and by this reference incorporated herein,
                   -------------
modified as appropriate for the floors of the Premises in question, shall be executed by Landlord and Tenant at the time of occupancy of any floor by Tenant hereunder. Tenant shall be deemed to have taken possession of a part of the Premises for use and occupancy (herein called actual possession) when any personnel of Tenant or of anyone claiming under or through Tenant shall first occupy such part for the conduct of normal business. Tenant's actual possession of any part or parts of the Premises prior to the Commencement Date shall be subject to all of the obligations of this Lease, except that fixed rent apportioned to the rentable area of each such part and prorated from the date of taking actual possession shall be payable at the end of each calendar month preceding the Commencement Date and, for the period directly following the Commencement Date, on the Commencement Date.

Section 4.06  Changes in Plans and Specifications
-------------------------------------------------

A. If at any time after Tenant Improvement Costs are determined, Tenant desires to make any Change Order which is material in nature, Tenant shall submit for pricing by Contractor working drawings and specifications for any and all such desired Change Order, and send a copy thereof to Landlord. Landlord shall respond to Tenant within five (5) Working Days of such request by Tenant. A failure by Landlord to respond to any such Change Order notice shall be deemed consent of the Change Order. Once the cost and the schedule change, if any, for such Change Order has been approved by Tenant, all references in this Work Agreement to the "Tenant Improvement

Construction Documents" shall be to the Tenant Improvement Construction Documents adopted pursuant to the procedures of Section 3, as changed and modified pursuant to this Section 4.06, and all references to "Tenant Improvement Costs" shall include the net aggregate approved cost for the Change Orders as determined in this Section 4.06 (after taking into account any savings affected by such Change Order).

B. Once the Change Order, the costs therefor and the schedule change associated therewith have been approved and a form evidencing such approval executed by Tenant and Tenant's Architect is delivered to Landlord, Tenant shall be deemed to have given full authorization to cause Contractor to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Tenant Improvement Construction Documents as modified and revised; provided that any changes required by Tenant which constitute a material deviation from the previously approved Tenant Improvement Construction Documents shall be effective only after consent of Landlord, which consent shall not be unreasonably withheld or delayed.


                         ARTICLE 5.  PAYMENT OF COSTS
                         ----------------------------

Section 5.01  Allowances for Tenant Improvement Costs
-----------------------------------------------------

Landlord shall pay the Tenant Improvement Costs, up to, but not in excess of, the Allowance. Included in the Allowance are funds for Tenant's use in the process of preparing the Tenant Space Plans and other items as described in Special Stipulation 6, and no separate allowance or funds shall be provided for or made available to Tenant for such purpose. The Allowance is applicable to Tenant Improvements, except to the extent any items are a part of the Base Building Improvements described in Article II herein.

Section 5.02  Tenant's Costs
----------------------------

     Tenant shall pay Tenant Improvement Costs (if any) in excess of the Allowance.

     Landlord shall be entitled to receive a fee for Landlord's role in reviewing Tenant Improvement Construction Documents, and in performing certain other functions under this Work Agreement. Such fee shall be equal to $27,860.00, and shall be payable by Tenant on or before August 1, 1993. Such amount may be funded out of the Allowance.

Section 5.03  Funding of Allowance.
----------------------------------

          (a) Tenant shall by the fifth (5th) calendar day of each calendar month (or the close of the next business day thereafter if the fifth (5th) calendar day falls on a weekend or holiday) deliver to Landlord an invoice for the costs incurred with respect to the Tenant Improvements previously paid or incurred by Tenant and, as to those Tenant Improvements which consist of all Tenant fit-up and finish work (as opposed to other, moveable, non-permanent, attached items), previously certified and approved by Tenant's Architect; and

          (b)  Landlord shall pay Tenant the amount of such invoice by the fifth
(5th) day of the following calendar month (or the close of the next business day thereafter if the fifth (5th) calendar day falls on a weekend or holiday).

          (c) At least Fifteen and No/100 Dollars ($15.00) per usable square foot in the Premises shall be spent upon and allocated to the physical components of and Construction Contract for the Tenant Improvements, and shall be funded through the Allowance.

                      ARTICLE 6.  CONTRACTOR REQUIREMENTS
                      -----------------------------------

     A.   The following shall be acceptable to Landlord as the "Contractor":

          (i)  KR - Witwer, Inc.
         (ii)  W.K. Barber Construction Corporation
        (iii)  Hardin Interior Services
         (iv)  Beers Construction Company
          (v)  Choate Interior Construction
         (vi)  Weich Tarkington

          Tenant may, however, select another party as Contractor, subject to Landlord's consent, such consent not to be unreasonably withheld or delayed.

     B. Tenant shall be responsible for preparing any bid instructions for prospective contractors, shall receive and qualify any bids, and shall determine the responsiveness of any bids received. Landlord shall have the right to review such work and services.


                 ARTICLE 7. TENANT'S CONSTRUCTION OBLIGATIONS
                 --------------------------------------------

A. Tenant will improve the Premises in accordance with the Tenant Improvement Construction Documents. Tenant shall construct the Premises in a good and workmanlike manner.

B. Tenant shall require Contractor to purchase from and maintain, in a company or companies licensed in and lawfully authorized to do business in Georgia and to which Landlord has no reasonable objection, the insurance set forth on Exhibit "C-4" attached hereto and incorporated herein by reference.
        -------------
     Landlord and The Landmarks Group General Corporation shall be named as additional insureds under the All Risk Insurance and Builder's Risk Insurance specified in Exhibit "C-4". All insurance required by this
                            -------------
     Section may be carried by Tenant's contractors or subcontractors in whole or in part under a blanket policy (or policies). Tenant shall require each contractor to furnish to Landlord and Tenant evidence of the maintenance of such insurance coverage, with assurances that it will not be cancelled without thirty (30) days advance written notice to Tenant and Landlord.

C. Tenant shall use its best efforts to cause Contractor and all subcontractors to abide by the Rules and Regulations for the Building attached hereto as Exhibit "C-5" and incorporated herein by reference and
                        -------------
     Tenant shall comply with such rules and regulations.

D.   Tenant shall be responsible for cleaning and rubbish removal.

E. Tenant shall provide adequate protection for Tenant's materials, supplies, tools, fixtures, equipment and other property.

F. Tenant shall obtain all governmental approvals, permits and other governmental consents required to commence, perform and complete the Tenant Improvements; cause the Tenant Improvements to comply with all applicable laws; and maintain for inspection by Landlord copies of all receipts for tax payments, and all such approvals, permits, inspection reports and other governmental consents obtained by Tenant. Tenant shall provide Landlord with the appropriate Certificate of Occupancy with respect to the Premises and final lien waivers in the form attached hereto as Exhibit "C-6" and by
                                                           -------------
     this reference incorporated herein, upon completion of the Tenant Improvements.

G. For a period of one year from the date of Substantial Completion of each floor of the Premises the Tenant Improvements will be free from defects. Therefore, if prior to the first anniversary of the date of Substantial Completion of any floor any workmanship or material used in the Tenant Improvements on such floor is defective, Tenant shall, prior to such first anniversary of such date, cause such defective workmanship or material to be appropriately corrected, repaired or replaced.

H. In no event shall anything in this Work Letter modify or abate Tenant's obligation to pay Rent with respect to each floor of the Premises from and after the Commencement Dates for each floor of the Premises, as Tenant's obligation to pay Rent is in no way contingent upon, dependent upon or otherwise tied to Substantial Completion.

I. Tenant shall promptly repair and restore, at its expense, any portion of the Building damaged in the process of performing the Work.

                   ARTICLE 8. DESIGNATION OF REPRESENTATIVES
                   -----------------------------------------

Section 8.01 Landlord's Agent
-----------------------------

For purposes of this Work Agreement, Landlord hereby designates Mr. Ron Commander to act as its authorized representative on all matters relating to the work contemplated in this Work Agreement, and any response from Mr. Ron Commander as to matters contemplated under this Work Agreement shall be the response of Landlord hereunder.

Section 8.02 Tenant's Agent
---------------------------

For purposes of this Work Agreement, Tenant hereby designates Farley Hunter to act as its authorized representative on all matters relating to the work contemplated in this Work Agreement, and any response from Farley Hunter as to matters contemplated under this Work Agreement shall be the response of Tenant hereunder.

Section 8.03 Mutual Cooperation
-------------------------------

Landlord's Agent and Tenant's Agent shall cooperate with one another in coordinating Substantial Completion of Tenant's Work, and in controlling and minimizing the time and costs of the Tenant Improvements and Tenant Work.


                                 ARTICLE 9.  ADA COMPLIANCE
                                 --------------------------

Section 9.01 Building
---------------------

     Tenant shall not be required to pay for any construction expenses which Landlord is required to make under the Americans With Disabilities Act (the "ADA"), to the extent such expenses are (i) under generally accepted accounting practices, classified as capital expenditures, and (ii) not mandated by or as a result of Tenant's use, occupancy of, or employment practices within the Premises.

Section 9.02 Tenant's Improvements
----------------------------------

Tenant Improvements shall be and Tenant shall cause the Tenant Space Plans to be in compliance with the ADA, but only to the extent that the ADA requirements are applicable and mandatory and are not voluntary with respect to such Tenant Improvements.

                                                                       CONCOURSE

                                  EXHIBIT "D"

                             RULES AND REGULATIONS


     The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 29 of the Lease.

     1.   Obstruction.  The sidewalks, entries, passages, corridors, halls,
          -----------
lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

     2.   Ordinary Business Hours.  Whenever used in the Lease or in these rules
          -----------------------
and regulations, the ordinary business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holidays observed by owners of comparable buildings.

     3.   Deliveries.  Tenant shall insure that all deliveries of supplies to
          ----------
the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person delivering supplies to Tenant damages the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

     4.   Moving.  Furniture and equipment shall be moved in or out of the
          ------
Building only upon the elevator designated by Landlord for deliveries and then only during such reasonable hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

     5.   Heavy Articles.  No safe or article the weight of which may, in the
          --------------
reasonable opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Premises. Landlord shall have the right to designate the location of such articles in the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be reasonably prescribed by Landlord.

     6.   Nuisance.  Tenant shall not do or permit anything to be done in the
          --------
Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building.

     7.   Building Security.  Landlord may restrict access to and from the
          -----------------
Premises and the Building outside of the ordinary business hours of the Building. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building.

     8.   Pass Key.  The janitor of the Building may at all times keep a pass
          --------
key to the Premises, and he and other agents of Landlord shall at all reasonable times be allowed admittance to the Premises.

     9.   Locks and Keys for Premises.  No additional lock or locks shall be
          ---------------------------
placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy Tenant shall promptly return to Landlord all keys to the Building, Premises and toilet rooms.

     10.  Signs.  Signs on Tenant's entrance doors will be provided for Tenant
          -----
by Landlord, the cost of the signs to be charged to and paid for by Tenant. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs, or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord.

     11.  Use of Water Fixtures.  Water closets and other water fixtures shall
          ---------------------
not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     12.  No Animals, Excessive Noise.  No animals shall be allowed in the
          ---------------------------
offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

     13.  Bicycles.  Bicycles or other vehicles shall not be permitted anywhere
          --------
inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

     14.  Trash.  Tenant shall not allow anything to be placed on the outside of
          -----
the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

     15.  Windows and Entrance Doors.  Window shades, blinds or curtains of a
          --------------------------
uniform Building standard, color and pattern only shall be used throughout the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in the lowered position at all times to provide uniform exposure from the outside. Tenant entrance doors should be kept closed at all times in accordance with the fire code.

     16.  Hazardous Operations and Items.  Tenant shall not install or operate
          ------------------------------
any steam or gas engine or boiler, or carry on any hazardous business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

     17.  Hours for Repairs, Maintenance and Alterations.  Any repairs,
          ----------------------------------------------
maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

     18.  No Defacing of Premises.  Except as permitted by Landlord, Tenant
          -----------------------
shall not mark upon, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings, or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents. Any defacement, damage or injury to the Premises or Building caused by Tenant shall be paid for by Tenant. Nothing contained in this Paragraph shall prohibit Tenant from decorating the walls of the Premises with such items as are normally found in first-class, commercial office buildings, so long as such items are no heavier than twenty (20) pounds.

     19.  Limit on Equipment.  Tenant shall not, without Landlord's prior
          ------------------
written consent, which consent shall not be unreasonably withheld or delayed, install or operate any equipment which will consume in conjunction with Tenant's other equipment throughout the Premises, an amount of electricity which exceeds that provided for under the Lease. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done by the electrician of the Building only at Tenant's expense, and no outside wiring persons shall be allowed to do work of this kind unless by the written consent of Landlord or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

     20.  Solicitation.  Landlord reserves the right to restrict, control or
          ------------
prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord. Only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the elevators or public areas of the Building for that purpose.

     21.  Doors.  Doors for entrance to and exit from the Premises shall be kept
          -----
closed at all times, except when in use for entering or exiting the Premises.

     22.  Captions.  The caption for each of these rules and regulations is
          --------
added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

     23.  No Smoking.  Landlord shall prohibit smoking in any area other than
          ----------
certain designated smoking areas in the Building. Landlord shall notify Tenant of such designated areas from time to time.

                                  EXHIBIT "E"

                    LEGAL DESCRIPTION - CORPORATE CENTER VI
                    ---------------------------------------

All that tract or parcel of land lying and being in Land Lot 17, 17th District, Fulton County, Georgia and being more particularly described as follows: To reach the TRUE POINT OF BEGINNING, commence at the intersection of the former southern Right-of-Way of Hammond Drive (variable Right-of-Way, but was 47.9 feet from the centerline) extended and the former western Right-of-Way of Peachtree Dunwoody Road (variable Right-of-Way, but was 41.7 feet from the centerline) extended; thence along the former southern Right-of-Way of Hammond Drive North 86 (degrees) 36' 33" West a distance of 169.01 feet to a point; thence continuing along said former Right-of-Way North 84 (degrees) 29' 08" West a distance of 208.47 feet to a point; thence continuing along said former Right-of-Way North 87 (degrees) 58' 03" West a distance of 344.41 feet to a point; thence leaving said former Right-of-Way South 02 (degrees) 01' 32" West a distance of 23.63 feet to a point on the existing southern Right-of-Way of Hammond Drive (variable Right-of-Way); thence continuing along said existing Right-of-Way North 87 (degrees) 59' 35" West a distance of 173.23 feet to a point; thence continuing along said Right-of-Way North 74 (degrees) 42' 17" West a distance of 51.80 feet to a point; thence continuing along said Right-of-Way North 87 (degrees) 44' 16" West a distance of 120.26 feet to a point; thence leaving said Right-of-Way South 02 (degrees) 13' 27" West a distance of 47.46 feet to a point; thence North 87 (degrees) 17' 49" West a distance of 340.88 feet to a point being the TRUE POINT OF BEGINNING; thence North 87 (degrees) 17' 49" West a distance of 259.25 feet to a point; thence South 00 (degrees) 28' 40" East a distance of 115.99 feet to a point; thence along a curve to the right an arc distance of 162.30 feet (said curve having a radius of 1301.00 feet, a chord distance of 162.20 feet, and a chord bearing of South 03 (degrees) 05' 46" West) to a point; thence South 06 (degrees) 40' 11" West a distance of 133.86 feet to a point; thence along a curve to the left an arc distance of 156.81 feet (said curve having a radius of 1000.00 feet, a chord distance of 156.65 feet, and a chord bearing of South 02 (degrees) 10' 40" West) to a point; thence South 02 (degrees) 18' 52" East a distance of 22.60 feet to a point; thence South 87 (degrees) 41' 08" West a distance of 109.76 feet to a point; thence along a curve to the left an arc distance of 217.01 feet (said curve having a radius of 3701.72 feet, a chord distance of 216.97 feet, and a chord bearing of South 02 (degrees) 46' 11" East) to a point; thence South 10 (degrees) 51' 39" East a distance of 127.09 feet to a point; thence South 06 (degrees) 43' 25" East a distance of 85.90 feet to a point; thence South 16 (degrees) 29' 48" East a distance of 217.42 feet to a point; thence along a curve to the left an arc distance of 835.81 feet (said curve having a radius of 941.74 feet, a chord distance of 808.65 feet, and a chord bearing of South 48 (degrees) 01' 33" East) to a point; thence North 17 (degrees) 25' 43" East a distance of 169.03 feet to a point); thence along a curve to the right an arc distance of 46.09 feet (said curve having a radius of 567.11 feet, a chord distance of 46.08 feet, and a chord bearing of North 66 (degrees) 51' 40" West) to a point; thence North 56 (degrees) 26' 51" West a distance of 185.58 feet to a point; thence along a curve to the right an arc distance of 108.18 feet (said curve having a radius of 438.02 feet, a chord distance of 107.91 feet, and a chord bearing of North 49 (degrees) 22' 19" West) to a point; thence North 42 (degrees) 17' 47" West a distance of 196.00 feet to a point; thence along a curve to the right an arc distance of 344.02 feet (said curve having a radius of 438.02 feet, a chord distance of 335.25 feet, and a chord bearing of North 19 (degrees) 47' 47" West) to a point; thence North 02 (degrees) 42' 13" East a distance of 10.50 feet to a point; thence North 87 (degrees) 17' 47" West a distance of 52.06 feet to a point on the east line of Road Easement #4; thence along said easement along a curve to the right an arc distance of 92.00 feet (said curve having a radius of 835.47 feet, a chord distance of 91.95 feet, and a chord bearing of North 09 (degrees) 07' 34" West) to a point; thence leaving said Road Easement South 87 (degrees) 17' 47" East a distance of 70.91 feet to a point; thence North 02 (degrees) 42' 13" East a distance of 127.59 feet to a point; thence North 87 (degrees) 17' 47" West a distance of 10.00 feet to a point; thence North 02 (degrees) 42' 13" East a distance of 10.00 feet to a point; thence North 87 (degrees) 17' 47" West a distance of 55.80 feet to a point; thence North 02 (degrees) 42' 13" East a distance of 244.00 feet to a point; thence South 87 (degrees) 17' 47" East a distance of 129.80 feet to a point; thence South 02 (degrees) 42' 13" West a distance of 244.00 feet to a point; thence South 87 (degrees) 17' 47" East a distance of 174.00 feet to a point; thence South 42 (degrees) 17' 47" East a distance of 75.00 feet to a point; thence South 02 (degrees) 42' 13" West a distance of 20.42 feet to a point; thence South 87 (degrees) 17' 47" East a distance of 101.33 feet to a point; thence North 00 (degrees) 00' 00" East a distance of 211.03 feet to a point; thence North 47 (degrees) 42' 11" East a distance of 105.51 feet to a point; thence North 48 (degrees) 42' 12" East a distance of 103.91 feet to a point; thence along a curve to the left an arc distance of 150.75 feet (said curve having a radius of 1317.92 feet, a chord distance of 150.67 feet, and a chord bearing of North 41 (degrees) 59' 43" East) to a point; thence along a curve to the left an arc distance of 37.41 feet (said curve having a radius of 23.00 feet, a chord distance of 33.42 feet, and a chord bearing of North 07 (degrees) 52' 36" West) to a point; thence along a curve to the left an arc distance of 44.69 feet (said curve having a radius of 78.00 feet, a chord distance of 44.08 feet, and a chord bearing of North 70 (degrees) 53' 04" West) to a point; thence North 87 (degrees) 17' 49" West a distance of 129.20 feet to a point; thence South 02 (degrees) 42' 11" West a distance of 10.75 feet to a point; thence North 87 (degrees) 17' 49" West a distance of 77.00 feet to a point; thence South 02 (degrees) 42' 11" West a distance of 22.00 feet to a point; thence North 87 (degrees) 17' 49" West a distance of 60.67 feet to a point; thence North 02 (degrees) 42' 11" East a distance of 22.00 feet to a point; thence North 87 (degrees) 17' 49" West a distance of 193.33 feet to a point; thence North 02 (degrees) 42' 11" East a distance of 279.00 feet to a point being the TRUE POINT OF BEGINNING, said tract containing 13.065 acres as shown on As-Built Survey for Concourse VI Associates, JV Georgia One, Inc., Lawyers Title

Insurance Corporation and Ticor Title Insurance Company of California, prepared by Benchmark Engineering Corporation, bearing the certification of Dennis Huff, Georgia Registered Land Surveyor No. 2337, dated September 12, 1991.

                                  EXHIBIT "F"
                                  -----------

                              HVAC SPECIFICATIONS
                              -------------------

     Year round air conditioning system capable of producing and maintaining the following conditions throughout the Premises:

     (i)  Temperature - inside temperature to be maintained at:
          -----------

          Summer:   76 degrees FDB + 2 degrees FDB, subject to outside
                                   -
                    temperature of 94 degrees FDB.

          Winter:   72 degrees FDB + 2 degrees FDB, subject to outside
                                   -
                    temperature of 17 degrees FDB.

                                  EXHIBIT "G"
                                  -----------

                            CLEANING SPECIFICATIONS
                            -----------------------


I.   LEASED PREMISES
     ---------------

     A.   Quality Assurance
          -----------------

          To assure that these Cleaning Specifications are being fulfilled, the following inspections will be performed:

          1. Once a week, all common areas of the Building, as well as one randomly selected floor of the leased premises will be inspected by the Building Manager and a representative of the Cleaning Contractor.

          2. Once a month, the entire leased premises will be inspected by a representative of the Tenant, the Building Manager and a representative of the Cleaning Contractor.

     B.   Office Areas (Nightly)
          ----------------------

          1. Waste Baskets - Emptied and exterior spot cleaned with contents removed to disposal area. Metal and plastic receptacles shall be washed and sanitized on an annual basis. Wood receptacles shall be sprayed with disinfectant and wiped clean on the same annual schedule.

          2. Furnish and replace plastic liners on all waste baskets as needed.

          3.   Empty and wipe clean ash trays.

          4.   Vacuum all rugs and carpeted areas.

          5.   Dust furniture, files, fixtures and all low-reach areas.

          6.   Polish all glass furniture tops.

          7.   Remove marks and smudges from vertical surfaces.

          8.   Clean all water fountains.

          9.   Sweep all private stairways nightly; vacuum if carpeted.

         10.   Damp mop spillage in office and public areas as required.

         11.   Dust all telephones as necessary.

         12. Clean doors, door knobs, light switches and other door areas of frequent usage.


     C.   Rest Rooms and Break Room Areas (Nightly)
          -----------------------------------------

          1.   Damp Mop.

          2. All ceramic surfaces of rest rooms will be mopped with a germicide nightly and scrubbed with a germicide cleaner monthly. All noncarpeted floors shall be swept nightly; all spots shall be hand cleaned or the entire floor will be mopped as needed. Tile floors shall be scrubbed and recoated as needed.

          3.   Clean all mirrors, bright work and enameled surfaces.

          4.   Wash and disinfect all fixtures.

          5.   Empty all receptacles and remove refuse for disposal.

          6.   Fill toilet tissue, soap and towel dispensers.

          7.   Clean flushometers and other metal work as needed.

          8. Wash and polish all wall partitions, tile walls and enamel surfaces from trim to floor as required.

          9. Vacuum all louvers, ventilating grilles and dust light fixtures as required.

    D.   Floors
         ------

         1. Sweep with treated cloth; all spots shall be spot cleaned or entire floor shall be mopped as needed on all ceramic tile, marble and terrazzo floor on a nightly basis and scrubbed on a monthly schedule.

         2. Sweep vinyl composition floors and bases nightly. Spray shine and buff tile floors monthly and strip as necessary, but not less frequently than annually.

         3. Carpet shall be vacuumed and spot cleaned as required. Shampooing/steam cleaning, etc. will be performed outside the scope of general office cleaning on an as-needed basis as requested by the Tenant. The cost of shampooing/steaming, etc. will be charged as additional services to the Tenant's account.

     E.   Glass
          -----

          1. Clean all perimeter windows once a year inside and out. The exterior of the perimeter windows will be cleaned twice per year. Wipe clean all metal during this cleaning.

          2.   Interior glass shall be cleaned at least twice per year.

          3.   Clean glass entrance doors and adjacent glass panels nightly.

          4. Clean partition glass and interior glass doors on a biweekly basis. Spot clean, wash overall as often as needed.

     F.   High Dusting
          ------------

          1.   Dust all picture frames, charts, graphs, etc. monthly.

          2.   Vacuum dust all air-conditioning diffusers quarterly.

          3.   Dust the exterior surfaces of lightly fixtures quarterly.

          4.   Dust venetian blinds, as necessary; minimum quarterly.

     G.   Day Services
          ------------

          1. Check all washrooms for toilet tissue and sanitary napkins replacements.

          2. Clean all Secure Areas as requested by Tenant and in the presence of Tenant's representative.

               It is understood that no services of the character herein provided for shall be performed on Saturdays, Sundays or holidays.

II.  OTHER AREAS OF THE BUILDING
     ---------------------------

     A.   Entrance Lobby and Public Areas
          -------------------------------

          1. Sweep with treated cloth and spot clean by hand or mop as necessary all lobby and entrance vestibule floors nightly. Spray buff on a weekly schedule and wax, buff, apply sealer or finishes as needed.

          2. Clean sweep public, elevator lobby, and corridor flooring nightly. Spray buff stone, ceramic tile, marble, or terrazzo flooring once a week (machine scrub floors as necessary). Resilient flooring shall be maintained once a week. Carpeting shall be vacuumed nightly and spot cleaned as necessary.

          3. Wipe down all metal surfaces within reach of attendant in the lobby and Building exterior, and polish as required; once a month at a minimum.

          4. Dust all lobby and public corridor walls nightly and wash as required.

          5. High dust and wash all electrical and air-conditioning fixtures at least quarterly in elevator lobbies, corridors, and entrance lobby.

          6. Dust mail depository. Telephone booths shall be swept daily and glass cleaned nightly.

          7. Clean cigarette urns, screen sand, and supply sand as necessary on a daily basis.

          8. Clean entrances and lobby doors at least once a day. On the first rental floor, clean all elevator, stairway, utility and office doors as necessary to remove dirt and finger marks.

          9. Sweep or shake out all rubber mats and clean wool or nylon runners nightly as necessary if used during the day.

     B.   Elevators
          ---------

          1.   Clean saddles, doors and frames of elevator lobby nightly.

          2. Clean saddles and frames on floors above lobby once a week and vacuum dirt from door tracts nightly.

          3.   Clean inside surfaces of elevator cabs nightly.

          4.   Clean elevator pits as needed.

          5. Sweep and spot clean resilient floor in elevators nightly and wash and wax as necessary.

     NOTE:     If carpets are installed, regular carpet care shall be provided
     ----      in lieu of Item 5. Spot clean elevator carpets as necessary, including spares.

     C.   Public Stairwells
          -----------------

          1. Check all public stairwells throughout the Building and keep in clean condition; sweep daily and mop as necessary at least once a week.

          2. Inspect and keep clean fire hoses, extinguishers and similar equipment and report any discrepancies to the Building Manager
                                    ---
               and enter in logbook.

          3.   Dust all railings, etc. weekly and high dusting quarterly.

     D.   Building Service Areas
          ----------------------

          1. Keep locker rooms and slop sink room in a neat, orderly and clean condition at all times.

          2. Sweep, blow, or hose all ramps, loading docks, truck areas, etc. daily and scrub, if necessary, or as instructed by Building Manager.

          3. Clean mechanical equipment areas, electric, and telephone closets as often as necessary or as instructed by Building Manager.

          4. Keep elevator areas in a neat, clean condition at all times. Keep wastepaper, cardboard, rubbish, etc. stored in an approved area. Clean the floors, walls, doors, etc. as necessary.

     E.   Exterior Cleaning
          -----------------

          Maintain entire building exterior, including metalwork, entrance doors, building trim, and exterior window frames and mullions. Clean standpipes, sprinkler connections and hose bibs.

     F.   Roof Area
          ---------

          Police roof on a weekly schedule and clean as often as necessary.

     G.   Sidewalk Area
          -------------

          1.   Sweep sidewalk daily, weather permitting.

          2.   Remove snow and ice from all sidewalks as soon as possible.

          3. Keep in clean condition and water as appropriate all planting areas.

          4. Remove chewing gum and other foreign matter from sidewalks on sight.

     H.   Duties of Day Personnel
          -----------------------

          1.   Day Porter(s)

               It is understood that the Day Porter will attend to the Building on a daily, part-time schedule. His work day will be scheduled with similar responsibilities at other buildings. The following is a general list of duties:

               a. Continually check all public areas, picking up all foreign matter on sight.

               b.   Clean all planters of litter daily.

               c. Water all planting areas in accordance with the watering schedule.

               d.   Remove all chewing gum from sidewalks on sight.

               e. Check all roofs on a weekly schedule and clean roof as often as necessary.

               f. Sweep lobby as required, five (5) days a week, using an approved chemically treated cloth.

               g. Empty and strain all cigarette urns; material to be supplied by Landlord.

               h. Vacuum clean elevator cab floors once a day and on an as-needed basis.

               i. Wipe clean and remove finger marks from all metal bright works throughout interior of lobby daily.

               j. Sweep or blow sidewalks, plaza, ramps, loading docks, trucking areas, etc. daily and scrub as necessary.

               k.   Lay down and remove lobby runners as necessary.

               l.   Sweep and dust exterior staircases daily.

               m.   Wash exterior staircases on an as-needed basis.

               n. Sweep and wash the flooring in the chiller room, pump room, etc. as required.

               o.   Check all men's lavatories twice daily.

               p.   Fill all dispensers as required.

               q. Clean Secure Areas as requested by Tenant and in the presence of Tenant's representative.

          2.   Day Matron(s)

               It is understood that the Day Matron will attend to the subject Building on a daily, part-time basis. Her work day will be scheduled with similar responsibilities at other buildings. The following is a general list of duties:

               a.   Police all ladies' lavatories twice daily.

               b.   Fill toilet tissue and towel dispensers as required.

               c. Service sanitary napkins dispensers with sanitary napkins furnished by Landlord.

               d. Collect coins from sanitary napkin dispensers and turn proceeds over to the duly authorized representative of the Landlord.

               e.   Wipe clean all sinks, glass and powder shelves twice daily.

     I.   Window Cleaning
          ---------------

          1. Clean all windows on the outside and inside from the main floor to the roof, at least once a year as directed by the Building Manager. Wipe clean window frames and associated metal at the same time.

          2.   Clean entrance doors daily.

          3.   Clean directory glass daily.

          4. Clean all glass within the attendants' reach on first-floor lobby areas on an as-needed basis.

     J.   Pest Control
          ------------

          1. The public spaces throughout the Building shall be kept under pest control treatment. The public spaces throughout the Building will be treated on a monthly basis or as required to control pests.

          2. The leased premises shall be treated as required to control pests.

          3. All service shall be rendered by licensed operators with special emergency calls on request. There shall be no charge for emergency calls unless the call relates to paper mites (for which there shall be an extra charge).

                                  EXHIBIT "H"
                                  -----------

                                 REFUSAL SPACE

                                To Be Attached